                                                         Participation Agreement










                             PARTICIPATION AGREEMENT


                           DATED AS OF MARCH 29, 1996


                               ENTERED INTO AMONG

                         DREYER'S GRAND ICE CREAM, INC.
                              EDY'S GRAND ICE CREAM
                                   AS LESSEES,




                        BA LEASING & CAPITAL CORPORATION,
                  NOT INDIVIDUALLY, BUT SOLELY IN ITS CAPACITY
                    AS AGENT FOR THE PARTICIPANTS, AS LESSOR



                                       AND


                           THE PARTICIPANTS LISTED ON
                                SCHEDULE I HERETO

                                                         Participation Agreement


                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I          DEFINITIONS ..........................................    -1-

ARTICLE II         PURCHASE AND LEASE OF VEHICLES .......................    -2-
         Section 2.1  Funding; Payment of Equipment Cost ................    -2-
         Section 2.2  Application of Funds ..............................    -2-
         Section 2.3  Time and Place of Delivery Date ...................    -3-
         Section 2.4  Postponement of Delivery Date .....................    -3-

ARTICLE III        CONDITIONS TO DELIVERY DATE CLOSING ..................    -4-
         Section 3.1  Delivery Date Notice ..............................    -4-
         Section 3.2  Appraisal .........................................    -4-
         Section 3.3  Participation Agreement ...........................    -4-
         Section 3.4  Lease .............................................    -4-
         Section 3.5  Lease Supplements .................................    -4-
         Section 3.6  Guarantee .........................................    -5-
         Section 3.7  Certificates of Title .............................    -5-
         Section 3.8  Transaction Costs; Fees ...........................    -5-
         Section 3.9  Opinions of Counsel ...............................    -5-
         Section 3.10  Corporate Status and Proceedings .................    -6-
         Section 3.11  Consents and Approvals ...........................    -6-
         Section 3.12  Payment of Impositions ...........................    -6-
         Section 3.13  Search Reports ...................................    -6-
         Section 3.14  Insurance ........................................    -7-
         Section 3.15  Proceedings Satisfactory, Etc ....................    -7-
         Section 3.16  Absence of Material Adverse Effect ...............    -7-
         Section 3.17  Representations and Warranties True;
                                Absence of Defaults .....................    -7-

ARTICLE IV         GENERAL PROVISIONS ...................................    -7-
         Section 4.1  Nature of Transaction .............................    -7-
         Section 4.2  Waiver ............................................    -8-
         Section 4.3  Replacements ......................................    -8-
         Section 4.4  Dreyer's as Representative ........................    -8-

ARTICLE V          REPRESENTATIONS AND WARRANTIES .......................    -9-
         Section 5.1  Representations and Warranties of Lessees .........    -9-
         Section 5.2  Representations and Warranties of
                                Participants ............................   -15-
         Section 5.3  Representations and Warranties of BALCAP ..........   -15-

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                                                         Participation Agreement

                                                                            Page
ARTICLE VI         COVENANTS ............................................   -17-
         Section 6.1  Covenants of Lessees ..............................   -17-
         Section 6.2  Covenants of Lessor ...............................   -24-

ARTICLE VII        GENERAL INDEMNITIES ..................................   -24-
         Section 7.1  Indemnity .........................................   -24-
         Section 7.2  Increased Capital Costs ...........................   -26-
         Section 7.3  LIBO Rate Unlawful ................................   -27-
         Section 7.4  Funding Losses ....................................   -27-

ARTICLE VIII       GENERAL TAX INDEMNITY ................................   -27-
         Section 8.1  General Tax Indemnity .............................   -27-
         Section 8.2  Contest ...........................................   -28-
         Section 8.3  Gross Up ..........................................   -30-
         Section 8.4  Tax Returns .......................................   -30-
         Section 8.5  Withholding Tax Exemption .........................   -31-

ARTICLE IX         AMENDMENTS TO OPERATIVE DOCUMENTS ....................   -32-
         Section 9.1  Amendments to Operative Documents With
                                Consent of Participants .................   -32-
         Section 9.2  Amendments to Operative Documents
                                Affecting Agent .........................   -33-
ARTICLE X           AGENT ...............................................   -33-
         Section 10.1  Appointment of Agent; Powers and
                                Authorization to Take Certain Actions ...   -33-
         Section 10.2  Reliance .........................................   -35-
         Section 10.3  Action Upon Instructions Generally ...............   -35-
         Section 10.4  Indemnification ..................................   -36-
         Section 10.5  Independent Credit Investigation .................   -37-
         Section 10.6  Refusal to Act ...................................   -37-
         Section 10.7  Resignation or Removal of Agent;
                                Appointment of Successor ................   -37-
         Section 10.8  Separate Agent ...................................   -38-
         Section 10.9  Termination of Agency ............................   -39-
         Section 10.10  Compensation of Agency ..........................   -39-
         Section 10.11  Limitations .....................................   -39-

ARTICLE XI          MISCELLANEOUS .......................................   -40-
         Section 11.1  Survival of Covenants ............................   -40-

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                                                         Participation Agreement

                                                                            Page
         Section 11.2  APPLICABLE LAW ...................................   -40-
         Section 11.3  Distribution and Application of Rents and
                                Other Payments ..........................   -40-
         Section 11.4  Notices ..........................................   -40-
         Section 11.5  Transaction Costs; Other Expenses ................   -41-
         Section 11.6  Counterparts .....................................   -41-
         Section 11.7  Severability .....................................   -41-
         Section 11.8  Successors and Assigns ...........................   -42-
         Section 11.9  Participations ...................................   -44-
         Section 11.10  JURY TRIAL ......................................   -45-
         Section 11.11  Captions; Table of Contents .....................   -45-
         Section 11.12  FINAL AGREEMENT .................................   -45-
         Section 11.13  No Third-Party Beneficiaries ....................   -46-
         Section 11.14  Further Assurances ..............................   -46-
         Section 11.15  Reproduction of Documents .......................   -46-
         Section 11.16  Consideration for Consents to Waivers
                                and Amendments ..........................   -46-
         Section 11.17  Role of BALCAP ..................................   -47-
         Section 11.18  Submission to Jurisdiction ......................   -47-

                                                         Participation Agreement


                         LIST OF SCHEDULES AND EXHIBITS

Schedule I         -    Commitments of Participants; Payment Instructions
Schedule II        -    Description of Vehicles

Schedule X         -    Definitions

Exhibit A          -    Form of Lease
     Schedule I    -    Description of Vehicles
     Exhibit A     -    Form of Lease Supplement
Exhibit B          -    Form of Delivery Date Notice
     Schedule I    -    Vehicle List and Equipment Cost
Exhibit C          -    Form of Opinion of Lessees' Special Counsel
Exhibit D          -    Form of Officer's Certificate
Exhibit E          -    Form of Guarantee
Exhibit F          -    Form of Investor's Letter

                                                         Participation Agreement

                             PARTICIPATION AGREEMENT

         This PARTICIPATION AGREEMENT, dated as of March 29, 1996 (this "Participation Agreement"), is entered into among: (a) Dreyer's Grand Ice Cream, Inc., a Delaware corporation ("Dreyer's"), and Edy's Grand Ice Cream, a California corporation ("Edy's"), as Lessees (each a "Lessee" and collectively, the "Lessees"); (b) BA Leasing & Capital Corporation, a California corporation, not in its individual capacity except to the extent expressly set forth herein, but solely in its capacity as Agent for the Participants from time to time hereunder, as Lessor ("Agent" or "Lessor"), and (c) the several Participants listed on Schedule I hereto (together with their respective permitted successors, assigns and transferees, each a "Participant" and collectively the "Participants").

         WHEREAS, on the Delivery Date, Lessees will transfer to Lessor, and Lessor will purchase and receive from Lessees, an interest in the Vehicles for the purpose of securing performance of Lessees' obligations under the Operative Documents;

         AND WHEREAS, upon the transfer of such interest in the Vehicles on the Delivery Date, Lessor will lease such Vehicles to Lessees and Lessees will lease such Vehicles from Lessor, pursuant to the terms of the Lease substantially in the form of Exhibit A hereto and one or more Lease Supplements, each such Lease Supplement being substantially in the form of Exhibit A to the Lease;

         NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used but not defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X hereto unless the context otherwise requires, which Schedule X shall for all purposes constitute a part of this Participation Agreement.

                                                         Participation Agreement

                                   ARTICLE II
                         PURCHASE AND LEASE OF VEHICLES

         Section 2.1  Funding; Payment of Equipment Cost.

                  (a) Subject to the terms and conditions hereinafter set forth, and in reliance on the representations and warranties contained herein or made pursuant hereto, upon receipt of the Delivery Date Notice, each Participant shall transfer to Lessor on the specified Delivery Date an amount equal to the product of the aggregate Equipment Cost of the Vehicles specified in the Delivery Date Notice, multiplied by such Participant's Commitment Percentage (each such transfer being referred to herein as a "Funding"). In no event shall any Participant be required to provide funds under this Participation Agreement in an aggregate amount exceeding such Participant's Commitment.

                  (b) Remittances pursuant to this Section 2.1 shall be made in immediately available federal funds by wire transfer to the account of Lessor set forth below (or as otherwise specified by Lessor to each Participant prior to the date of the requested Funding) and must be received by Lessor by 12:00 p.m., Eastern time on the specified Delivery Date:

                  Bank:                     Bank of America NT&SA
                                            San Francisco Main Branch
                                            San Francisco, California
                  ABA Routing #:            121 000 358
                  Account #:                06568-57503
                  Payee:                    BA Leasing & Capital Corporation
                  Notify:                   Richard Walter, (415) 765-7476
                  Reference:                Dreyer's Grand Ice Cream, Inc.

         Section 2.2 Application of Funds. On the Delivery Date, upon (a) receipt by Lessor of all amounts to be paid by the Participants pursuant to
Section 2.1, and (b) satisfaction or waiver of each of the conditions set forth in Article III, (i) Lessor shall purchase an interest in the Vehicles to be financed on the Delivery Date, as specified in the Delivery Date Notice delivered pursuant to Section 3.1, (ii) in consideration therefor, Lessor shall pay, from the funds made available by the Participants pursuant to Section 2.1, an amount equal to the aggregate Equipment Cost of the Vehicles being so financed in immediately available federal funds remitted by wire transfer to the account specified by Lessees in the Delivery Date Notice, and

                                                         Participation Agreement

(iii) Lessor shall lease to Lessees the Vehicles, and Lessees shall accept delivery of and lease from Lessor such Vehicles pursuant to the Lease.

         Section 2.3 Time and Place of Delivery Date. Subject to the conditions set forth in Article III, the Delivery Date Closing shall take place on the date specified therefor in the Delivery Date Notice, commencing at 9:00 a.m. Los Angeles time, at Mayer, Brown & Platt, 350 South Grand Avenue, Suite 2500, Los Angeles, California 90071, subject to the following:

                           (i) only one Funding and one Delivery Date may occur;

                           (ii) the Funding and the Delivery Date shall occur on a Business Day on or after the date hereof and not later than March 29, 1996, it being understood that there may be the Funding without a Delivery Date Closing if Lessees have postponed the Delivery Date pursuant to Section 2.4, so long as the Delivery Date occurs not later than April 30, 1996; and

                           (iii) in no event shall the aggregate amount advanced by the Participants exceed the Total Commitment.

         Section 2.4 Postponement of Delivery Date. In the event that the Participants shall make the Funding requested pursuant to the Delivery Date Notice and the relevant Delivery Date Closing shall not have occurred on the date specified in the Delivery Date Notice, Lessees shall pay to Lessor, for the benefit of the Participants, interest on the amount funded by each Participant at the Assumed Interest Rate, less any interest earned by investing such funded amounts, which interest shall be for the ratable benefit of the Participants; provided that this provision shall not be construed to require Lessor to invest such funds in interest-bearing accounts. Such interest shall be due and payable by Lessees upon the occurrence of the Delivery Date and such payment shall be an additional condition precedent to the Delivery Date Closing; provided, however, that no additional Delivery Date Notice shall be required to be given if the Delivery Date Closing is postponed and thereafter consummated; and provided, further, that if the Delivery Date Closing shall not have occurred by the first to occur of (a) the fifth (5th) Business Day following the Funding in respect thereof and (b) April 30, 1996, then all such interest shall be due and payable on such date, and Lessor shall refund to each Participant all amounts funded by such Participant, plus any other amounts due under Section 7.4.

                                                         Participation Agreement

                                   ARTICLE III
                       CONDITIONS TO DELIVERY DATE CLOSING

         The obligation of each Participant and Lessor to perform its obligations on the Delivery Date, and of each Participant to make its Funding, shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or beneficiary thereof), or the waiver in writing by, such Participant of the conditions precedent set forth in this Article III on or prior to the Delivery Date (except that the obligation of any party hereto shall not be subject to the performance or compliance of such party or of any of such party's Affiliates).

         Section 3.1 Delivery Date Notice. Lessees shall have delivered to Lessor and each Participant, prior to the proposed Delivery Date, an irrevocable notice (a "Delivery Date Notice") substantially in the form of Exhibit B, specifying (i) the proposed Delivery Date, (ii) a description (including model, make, serial number and registration) of each Vehicle to be financed on the Delivery Date, (iii) the respective Equipment Costs of such Vehicles, (iv) as to each such Vehicle, which Lessee is to be the Lessee thereof, and (v) wire transfer instructions for the disbursement of funds.

         Section 3.2 Appraisal. Prior to the Delivery Date, Lessor and each Participant shall have received an Appraisal to their reasonable satisfaction opining as to the Appraised Value of the Vehicles as of the Delivery Date and each of the first four anniversaries of the Delivery Date, and opining that the remaining economic useful life of each Vehicle is not less than four (4) years.

         Section 3.3 Participation Agreement. Lessor and each of the Participants shall have received a fully executed counterpart of this Participation Agreement.

         Section 3.4 Lease. Lessor and each Participant shall have received a fully executed counterpart of the Lease; provided, however, only Lessor shall receive the Lease marked "Counterpart No. 1 - Lessor's Original Copy".

         Section 3.5 Lease Supplements. Each Lessee shall have executed and delivered to Lessor and each Participant one or more Lease Supplements in form and substance reasonably satisfactory to Lessor and each Participant and substantially in the form of Exhibit A to the Lease (each a "Lease Supplement"); provided, however, only Lessor shall receive the Lease Supplement marked "Counterpart No. 1 - Lessor's Original Copy". Each Lease Supplement to be executed and delivered by a Lessee on each Delivery Date shall set forth:

                                                         Participation Agreement

                  (a) in Schedule I thereto, a description of and the Equipment Cost for each of the Vehicles; and

                  (b) in Schedule II thereto, a schedule of the installments of Fixed Rent, the Payment Dates therefor payable during the Lease Term, the Supplement Balance of such Lease Supplement as of the Delivery Date and as of each Payment Date in the Lease Term, assuming in each case that all installments of Fixed Rent due and payable thereunder to and including such Payment Date have been paid. The scheduled payments of Fixed Rent shall be in amounts sufficient that the outstanding Lease Balance will be no greater than the Appraised Value of the Vehicles as of the eighth Payment Date and each Payment Date thereafter.

Schedule I to each Lease Supplement shall be prepared by the applicable Lessee, and shall be subject to Lessor's approval. Schedule II to each Lease Supplement shall be prepared by Lessor, and the items set forth by Lessor in such Schedule shall be conclusive and binding upon each Lessee for all purposes hereunder.

         Section 3.6 Guarantee. On or prior to the Delivery Date, Dreyer's shall have duly executed and delivered the Guarantee to Lessor and each Participant.

         Section 3.7 Certificates of Title. Lessor and each Participant shall have received a duly executed Officer's Certificate from Dreyer's, (a) setting forth the state in which each Vehicle is titled and registered; and (b) certifying that (i) the representations and warranties in Section 5.1(q) are true and correct with respect to each such Vehicle and (ii) the Certificates of Title for such Vehicles do not evidence title, or any interest in or Lien against title, in any such Vehicle in any Person other than the Lessee of such Vehicle.

         Section 3.8 Transaction Costs; Fees. Lessees shall have paid to Lessor, for the benefit of Lessor and the Participants, any Transaction Costs invoiced and not previously paid. Such payment shall be made by wire transfer of immediately available funds to the account specified for Lessor on Schedule I. On or prior to the Delivery Date, Lessees shall have paid to BALCAP the arrangement fee provided for in the Fee Letter.

         Section 3.9 Opinions of Counsel. Each Participant and Lessor shall have received the opinion of Manwell & Milton, as counsel to Lessees, substantially to the effect of the matters set forth in Exhibit C. By their execution hereof, Lessees expressly instruct such counsel to execute and deliver such opinion to Lessor and the Participants.

                                                         Participation Agreement

         Section 3.10 Corporate Status and Proceedings. Lessor and each Participant shall have received:

                  (a) certificates of existence and good standing with respect to each Lessee from the Secretaries of State of the States of their incorporation, dated no earlier than the 15th day prior to the Delivery Date; and

                  (b) with respect to each Lessee, an Officer's Certificate substantially in the form of Exhibit D, dated the Delivery Date, with respect to such Person's governing documents, resolutions and incumbent officers, representations and warranties and absence of defaults.

         In addition, the Participants shall have received an officer's certificate of the Bank with respect to the Bank's resolutions, by-laws, incumbent officers and representations and warranties.

         Section 3.11 Consents and Approvals. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Authorities and nongovernmental Persons required to consummate the transactions contemplated by this Participation Agreement and the other Operative Documents shall have been obtained or made by each Lessee and shall be in full force and effect.

         Section 3.12 Payment of Impositions. All Impositions other than Charges payable on or prior to the Delivery Date in connection with the execution, delivery, recording or filing of any of the Operative Documents, in connection with the filing of any of the financing statements, any applications regarding certificates of title and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by Lessees.

         Section 3.13 Search Reports. Prior to the Delivery Date, Lessor shall have received reports acceptable to Lessor and counsel to the Participants as to each Lessee by the office of the Secretaries of State and the appropriate county filing or recording offices of each jurisdiction where a Lessee has its principal office and each jurisdiction in which any Vehicle is titled, each dated as close to the Delivery Date as practicable, in respect of a search of the applicable UCC files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens); provided that any such search report that is not delivered on the Delivery Date shall be delivered promptly thereafter, and to the extent that such search reports indicate the existence of a lien on any Vehicle, such Vehicle shall be repurchased pursuant to Section 6.1(f).

                                                         Participation Agreement

         Section 3.14 Insurance. Lessor shall have received (and each Participant shall have received a copy of) a current certificate to the effect that insurance complying with Section 7.1 of the Lease is in full force and effect, and there shall be no past due premiums in respect of any such insurance.

         Section 3.15 Proceedings Satisfactory, Etc. All proceedings taken in connection with the Delivery Date and all documents relating thereto shall be reasonably satisfactory to Lessor, each Participant and their counsel, and Lessor, each Participant and their counsel shall have received copies of such documents as any of them may reasonably request in connection therewith, all in form and substance reasonably satisfactory to Lessor, each Participant and their counsel.

         Section 3.16 Absence of Material Adverse Effect. Since December 31, 1994, no Material Adverse Effect shall have occurred.

         Section 3.17 Representations and Warranties True; Absence of Defaults. Each of the representations and warranties made by or on behalf of each Lessee under the Operative Documents shall be true on and as of the Delivery Date, and no Incipient Default or Event of Default shall have occurred and be continuing on and as of the Delivery Date.



                                   ARTICLE IV
                               GENERAL PROVISIONS

         Section 4.1 Nature of Transaction. It is the intent of the parties that: (a) the transaction contemplated hereby constitutes a capital lease from Lessor to Lessees for purposes of each Lessee's financial reporting, (b) the transaction contemplated hereby is a financing and preserves ownership and title in the Vehicles to Lessees for purposes of Federal and state income tax, bankruptcy, commercial law and UCC purposes, (c) the Lease grants a security interest in the Vehicles and the other Collateral to Lessor, and (d) the obligations of Lessees to pay Fixed Rent and Variable Rent shall be treated as payments of principal and interest, respectively. Nevertheless, each Lessee acknowledges and agrees that neither Lessor nor any Participant has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that each Lessee has obtained and relied upon such tax, accounting and legal advice from Lessees' advisors and professionals concerning the Operative Documents as they deem appropriate. Lessor shall not claim any depreciation with respect to the Vehicles. Except as specifically provided for herein or in the Lease, Lessor shall retain an interest in the Vehicles, free and clear of all Liens other than Permitted Liens, as security for the obligations of

                                                         Participation Agreement

Lessees under the Operative Documents. Without limiting the foregoing, each Lessee shall be permitted to be named as the record owner of each Vehicle leased by such Lessee on the Certificate of Title and the registration issued for such Vehicle by each applicable Authority; provided that in each case Lessor is listed on the same Certificate of Title as having a security interest in the Vehicle or such Lessee has taken such other steps as may be necessary to perfect Lessor's security interest in such Vehicle. Other than Lessor, no Person shall be named on the Certificate of Title of any Vehicle as having a security interest in such Vehicle.

         Section 4.2 Waiver. As a material inducement to Lessor and each Participant to engage in the transactions contemplated by the Operative Documents, each Lessee hereby unconditionally and irrevocably waives any and all benefits under California Civil Code Sections 2819 and 2822.

         Section 4.3 Replacements. Participants hereby agree that they shall instruct Lessor to release a Part or Vehicle from the Lease and evidence such release by the execution and delivery of a termination statement release, a release of Lien from the applicable Certificate of Title and such other documents as may be required to release the replaced Part or Vehicle from the Lease and which are in form and substance satisfactory to the Required Participants subject to the satisfaction of the conditions set forth in the Lease with respect to the release of such Part or Vehicle.

         Section 4.4 Dreyer's as Representative. Each Lessee hereby appoints Dreyer's as its representative for receipt of any payment, notice or other communication directed to Lessees, or any Lessee, pursuant to any of the Operative Documents, and for the taking of any action (including the making of any representations and covenants) which a Lessee is required or permitted to undertake or make pursuant to the Operative Documents. Lessor and each Participant may regard any notice or other communication pursuant to any Operative Document (including the Delivery Date Notice) from Dreyer's as a notice or communication from the Lessees. Without limiting the foregoing, Lessor shall make all payments of Equipment Cost on the Delivery Date to Dreyer's, for the benefit of the applicable Lessee or Lessees, to an account specified by Dreyer's in the Delivery Date Notice, and such payment to Dreyer's shall constitute payment to such Lessee or Lessees for all purposes under the Operative Documents. Dreyer's hereby accepts such appointment and agrees that it shall not resign from its duties as Lessees' representative without the written consent of the Required Participants. Each Lessee hereby covenants and agrees that each representation and warranty, covenant, agreement and undertaking made in its name or on its behalf by Dreyer's shall be deemed for all purposes to have been made by such Lessee and shall be binding upon and enforceable against such Lessee to the same extent as if the same had been made directly by such Lessee.

                                                         Participation Agreement


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 Representations and Warranties of Lessees. As of the Delivery Date, each Lessee makes the representations and warranties set forth in this Section 5.1 to Lessor and each Participant.

                  (a) Corporate Existence. Dreyer's is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, Edy's is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and each such Person is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each state where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect. Edy's is a wholly-owned Subsidiary of Dreyer's.

                  (b) Corporate Authority. Each of the Lessees has all requisite corporate power and authority to execute, deliver, and perform its respective obligations under each Operative Document to which it is a party.

                  (c) Authorization; Non-Contravention. The execution and delivery by each of Lessees of the Operative Documents to which it is a party, and the performance by each such Person of its respective obligations under such Operative Documents, have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award, which violation or violations would have, individually or in the aggregate, a Material Adverse Effect; (ii) violate any provision of the charter or bylaws of any Lessee; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which any Lessee is a party or by which any Lessee or their respective properties may be bound or affected, which breaches or default would have, individually or in the aggregate, a Material Adverse Effect; or (iv) result in, or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by any Lessee (other than the security interest contemplated by the Lease); and none of the Lessees is in default under or in violation of its respective charter or bylaws.

                                                         Participation Agreement

                  (d) Binding Effect. Each of the Operative Documents to which any Lessee is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person, in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (e) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the knowledge of any Lessee, threatened against any Lessee in which there is a reasonable possibility of an adverse decision which, if adversely determined, would have a Material Adverse Effect.

                  (f) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, including, without limitation, the Securities and Exchange Commission, or with any securities exchange, is or will be required in connection with the execution and delivery by any Lessee of the Operative Documents to which they are party, the performance by any Lessee of their respective obligations under such Operative Documents or the ownership, operation and maintenance of the Vehicles as contemplated by the Operative Documents, except as described in Section 5.1(b).

                  (g) Location of Offices. The principal place of business and chief executive office (as such term is used in Article 9 of the UCC) of each Lessee is located at 5925 College Avenue, Oakland, California.

                  (h) ERISA. Relying upon the accuracy of the representations in
         Section 5.2(a) hereof, the execution and delivery of the Operative Documents by Lessees will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

                  (i) Taxes. Each Lessee has filed or caused to be filed all United States Federal and all other material tax returns that are required to be filed by each such Person, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessment received by any Lessee to the extent that such taxes have become due and payable except to the extent that taxes due, but unpaid, are being contested in good faith by such Lessee by appropriate action or proceeding and, to the extent (if any) that such taxes are not due and payable, has established or caused to be established reserves that are adequate for the payment thereof in accordance with GAAP.

                                                         Participation Agreement

                  (j) Compliance with Laws. The Vehicles, the properties from which they are operated and serviced and the current operation and use thereof and thereon do not violate any laws, rules, regulations, or orders of any Authorities that are applicable thereto, including, without limitation, any thereof relating to matters of occupational safety and health or Environmental Laws, or motor vehicles or the titling or registration thereof, except for such violations as would not have, individually or in the aggregate, a Material Adverse Effect.

                  (k) Disclosure. Taken as a whole, neither this Participation Agreement, nor any offering materials, nor the other Operative Documents to which each Lessee is or will be a party nor the other documents and certificates furnished pursuant to this Participation Agreement to Lessor or the Participants in connection with the transactions contemplated by this Participation Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Impositions. To the best of Lessees' knowledge, after due inquiry, no sales, use, excise, transfer or other tax, fee or Imposition shall result from (i) the titling, registration or delivery of a Vehicle on or before the Delivery Date, except such taxes, fees or Impositions that have been paid in full on or prior to the Delivery Date, except with respect to sales and use taxes owing in connection with a transfer which shall be paid monthly or quarterly as due and payable or (ii) the actions contemplated to be taken pursuant to the Operative Documents on the Delivery Date or any exercise of the option under Article X of the Lease or the required purchase of Lessor's interest in the Vehicles pursuant to Article XI of the Lease. Notwithstanding the provisions of Article VIII of the Lease, no Event of Default will be deemed to occur by reason of a breach of this subsection (l) to the extent that the effect of such breach can be cured, and is so cured within the applicable time period set forth in
         Article VIII of the Lease, by Lessees' payment of money in satisfaction of the applicable Imposition, together with any other fees, costs or expenses incurred by or levied against Lessor or any Participant in connection therewith.

                  (m) Title. Each Lessee has record title to each of the Vehicles listed opposite such Lessee's name on Schedule I to the Delivery Date Notice (or has beneficial title to such Vehicle with record title being subject only to the issuance in the ordinary course of the original Certificate of Title, for which an application has already been submitted to the appropriate titling Authority) and

                                                         Participation Agreement

         each of the Vehicles and all of the other Collateral is free from all Liens except for Permitted Liens.

                  (n) Perfection of Security Interests. No filing, recordation or registration is necessary or advisable in order to perfect the security interest of Lessor in the Vehicles and the other Collateral, other than (i) the filing or recording of financing statements under
         Article 9 of the applicable UCC in the jurisdictions contemplated by
         Section 3.13, and the recordation on the Certificate of Title for each Vehicle of the security interest of Lessor or (ii) in the case of any Sublease, the delivery to Lessor of the chattel paper original of such Sublease, and upon the actions described in the foregoing clauses (i) and (ii), the security interests in the Vehicles and the other Collateral are enforceable, properly perfected, first-priority Liens, subject only to Permitted Liens. In connection with the submission of each application to have the Lien of Lessor listed on a Certificate of Title, the applicable Lessee shall submit sufficient evidence of ownership of the applicable Vehicle to the relevant motor vehicle titling Authority.

                  (o) Appraisal Data. The information provided by each Lessee to the Appraiser and forming the basis for the conclusions set forth in the Appraisal, taken as a whole, was true and correct in all material respects and did not omit any information necessary to make the information provided not materially misleading.

                  (p) Certain Vehicle Matters.

                           (i) Each Vehicle accepted by the Lessor on the Delivery Date which is to be used in interstate commerce will be properly registered pursuant to the International Registration Plan as in effect in the state in which such Vehicle is titled on the Delivery Date.

                           (ii) No Lessee is in the business of selling vehicles and the Vehicles do not constitute "inventory" under any applicable UCC.

                           (iii) Each Vehicle is equipped with a Rack and a Computer Tracking Device.

                  (q) Registration of Vehicles Used in Intrastate or Interstate Commerce. Each Vehicle accepted by Lessor on the Delivery Date will be, when the applicable Lessee takes delivery thereof under the Lease and at all times thereafter, either (i) used in interstate commerce, titled in a State with respect

                                                         Participation Agreement

         to which Lessor and the Participants have received an opinion in the form of Exhibit C and registered in a State which is a party to the International Registration Plan or (ii) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Lessor and the Participants have received an opinion in the form of Exhibit C.

                  (r) Holding Company. No Lessee is subject to regulation as a "holding company," an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (s) Investment Company Act. No Lessee is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (t) Intellectual Property. There are no patents, patent rights, trademarks, service marks, trade names, copyrights, licenses or other intellectual property rights with respect to the Vehicles, or proprietary, patented or patentable modifications or Parts used in connection with the Vehicles, in each case which have been added to the Vehicles and which are specific or proprietary to the Lessees and their businesses, the absence of which would have a material adverse effect on the current Fair Market Value of the Vehicles.

                  (u) Subjection to Regulation. To the best knowledge of each Lessee, neither Lessor nor any Participant will, solely by reason of being characterized as "lessors" of the Vehicles under the Operative Documents or the consummation and performance of the transactions contemplated thereby (other than upon the exercise of remedies under the Lease) (i) become subject to ongoing regulation by any Authority as a company engaged in the business of any Lessee in any jurisdiction or
         (ii) become subject to any other ongoing regulation of its operations by any Authority (other than any taxing Authority).

                  (v) Use of Proceeds. The use of the proceeds from the transaction contemplated by the Operative Documents will not violate or result in any violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                                                         Participation Agreement

                  (w) Absence of Defaults. No Incipient Default or Event of Default has occurred and is continuing, and since December 31, 1994, there has occurred no Material Adverse Effect.

                  (x) Absence of Casualty. No Casualty has occurred with respect to the Vehicles being delivered on the Delivery Date.

                  (y) Solvency. The transactions contemplated by the Operative Documents on the Delivery Date (including the transfer of an interest in the Vehicles) will not render any Lessee insolvent, nor will it be made in contemplation of any Lessee's insolvency; the value of the assets and properties of each Lessee at fair valuation and at their then present fair salable value is and, after such transactions, will be greater than such Lessee's total liabilities, including contingent liabilities, as they become due; the property remaining in the hands of each Lessee after such transfers was not and will not be an unreasonably small amount of capital.

                  (z) Insurance. All insurance coverages required by Section 7.1 of the Lease are in full force and effect and there are no past due premiums in respect of any such insurance.

                  (aa) SEC Reports. At least three (3) Business Days prior to the Delivery Date, Dreyer's shall have delivered to each of the Participants copies of its most recent Annual Report on Form 10-K and its 2 most recent Quarterly Reports on Form 10-Q, in each case as filed with the Securities and Exchange Commission; the consolidated financial statements set forth in such Reports have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby and on a basis consistent with prior periods; and such consolidated financial statements fairly present the consolidated financial condition of Dreyer's and its consolidated subsidiaries at such dates and the consolidated results of their operations for such periods.

                  (ab) Private Offering. Neither any Lessee, nor anyone acting on behalf of any of them, has taken or will take any action which will subject the issue and sale of any interest being acquired by Lessor or any Participant under the Operative Documents to the requirements of
         Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and, assuming the truth and accuracy of the representations set forth in Section 5.2(b), the issuance, sale and delivery of such interests under the circumstances contemplated by this Participation Agreement do not require the registration of such interests under

                                                         Participation Agreement

         the Securities Act or the qualification of any of the Operative Documents under the Trust Indenture Act of 1939, as amended.

                  (ac) Brokers, etc. No Lessee has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Documents or the transactions contemplated thereby, other than BALCAP. Each Lessee shall be responsible for, and shall indemnify, defend and hold Lessor and each Participant harmless from and against any and all claims, liabilities or demands by any Person for broker's, finder's, investment banker's or agent's fees, commissions or other entitlements with respect to the Operative Documents and the transactions contemplated thereby (except to the extent arising from a breach of Section 5.2(c) or Section 5.3(f), or from any claim made by BALCAP).

         Section 5.2 Representations and Warranties of Participants. Each of the Participants hereby represents and warrants, severally but not jointly, to the other parties as set forth in this Section 5.2.

                  (a) ERISA. Such Participant is not and will not be funding any of its Commitment or performing any of its obligations under the Operative Documents with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code).

                  (b) Investment. The interest being acquired by such Participant under the Operative Documents is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Participant shall be entitled to assign, transfer or convey its interest in accordance with Section 11.8.

                  (c) Brokers, etc. Such Participant has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Documents or the transactions contemplated thereby, other than BALCAP.

         Section 5.3 Representations and Warranties of BALCAP. BALCAP, in its individual capacity, hereby represents and warrants to the other Participants as set forth in this Section 5.3.

                                                         Participation Agreement

                  (a) Organization and Authority. BALCAP is a corporation duly organized and validly existing in good standing under the laws of California and has the corporate power and authority to enter into and perform its obligations under the Operative Documents.

                  (b) Authorization; Binding Effect. The Operative Documents to which BALCAP is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by BALCAP, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by BALCAP will be, valid, legal and binding agreements of BALCAP, enforceable against BALCAP in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (c) Non-Contravention. Neither the execution and delivery by BALCAP of the Operative Documents to which it is or will be a party, either in its individual capacity, as BALCAP, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) the articles of incorporation or by-laws of BALCAP; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which BALCAP, either in its individual capacity, as BALCAP, or both, is now a party or by which it or its property, either in its individual capacity, as BALCAP, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of BALCAP, either in its individual capacity, as BALCAP or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, as BALCAP, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any Authority applicable to it in its individual capacity, as BALCAP, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of BALCAP, either in its individual capacity, as BALCAP or both, to perform its obligations under any Operative Document to which it is or will be a party.

                  (d) Absence of Litigation, etc. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of BALCAP, threatened against it which would be

                                                         Participation Agreement

         reasonably likely to adversely affect BALCAP's ability to perform its obligations under the Operative Documents to which it is party.

                  (e) Consents, etc. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority, is or will be required in connection with the execution and delivery by BALCAP of the Operative Documents to which it is party or the performance by BALCAP of its obligations under such Operative Documents.

                  (f) Brokers, etc. BALCAP has not engaged or authorized any broker, finder, investment banker or other third party (other than Bank of America National Trust and Savings Association) to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or in any other like capacity in connection with any of the Operative Documents or the transactions contemplated thereby.


                                   ARTICLE VI
                                    COVENANTS

         Section 6.1 Covenants of Lessees. Each of the Lessees covenants and agrees with the Participants and Lessor that during the Lease Term each Lessee shall comply with each of the following provisions of this Section 6.1.

         (a) Corporate Existence, etc. Subject to Section 6.1(c) and any merger permitted thereby pursuant to which any Lessee ceases to exist (in which case this subsection (a) shall apply to the surviving corporation of such merger), each Lessee shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and powers and franchises and its power and authority to perform its obligations under the Operative Documents, including, without limitation, any necessary qualification or licensing in any foreign jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) Compliance With Laws. Each Lessee shall comply with all applicable statutes, regulations, franchises, and orders of, and all applicable restrictions imposed by, any Authority, in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable Environmental Laws), except for such instances of non-compliance which would not have, individually or in the aggregate, a Material Adverse Effect. Without limiting the foregoing, Lessees shall at all times be responsible for, and shall comply with, all provisions of any Authority with respect to the titling and registration of Vehicles.

                                                        Participation Agreement

         (c) Mergers, Consolidations, Dispositions. Dreyer's shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                  (i) any Subsidiary of Dreyer's may merge with Dreyer's, provided that Dreyer's shall be the continuing or surviving corporation, or with any one or more Subsidiaries of Dreyer's, provided that if any transaction shall be between such a Subsidiary and a Wholly-Owned Subsidiary of Dreyer's, such Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                  (ii) any Subsidiary of Dreyer's may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Dreyer's or another Wholly-Owned Subsidiary of Dreyer's; and

                  (iii) promptly upon the consummation of such transaction any such transaction involving a Lessee, the surviving or continuing corporation, if such corporation was not already a Lessee, shall expressly assume (pursuant to a written instrument satisfactory in form and substance to Lessor and each Participant) the obligations of such Lessee under the Operative Documents, and shall cause the Certificate of Title for each Vehicle acquired by it pursuant to such transaction to be reissued with such corporation listed as the holder of title to each such Vehicle (unless it has provided to Lessor and each Participant, prior to the consummation of such transaction, an opinion of counsel acceptable to Lessor to the effect that such re-titling is not required under applicable law), with the security interest of Lessor duly noted thereon, and such corporation shall have complied with the provisions of Section 6.1(f)(i) on or prior to the effective date of such transaction.

         (d) Liens. No Lessee shall incur or suffer to exist any Lien on any of the Collateral (including any Rack or Computer Tracking Device) other than Permitted Liens. Without limiting the foregoing, no Lessee shall assign or pledge any of its rights under any Sublease to any Person other than Lessor.

         (e) Change of Name or Location. Each Lessee shall furnish to Lessor notice on or before the 30th day prior to any relocation of its chief executive office or principal place of business, or change of its name.

         (f) Perfection and Maintenance of Security Interest.

                                                         Participation Agreement

                  (i) Not later than 120 days following the Delivery Date, Lessees shall have caused the security interest of Lessor to be properly reflected on the Certificate of Title of each Vehicle, and Lessor shall have received from each Lessee duly executed UCC financing statements identifying each Lessee as debtor and Lessor as secured party, and describing the Lease as a secured transaction, and such financing statements shall have been filed in (A) each jurisdiction in which any Lessee has its principal office and (B) each jurisdiction in which any Vehicle subject to the Lease is titled; provided, that Lessees shall use their best efforts to effect the foregoing within 90 days following the Delivery Date. In addition, Lessor and the Participants shall have received an opinion of Lessees' counsel opining, to the satisfaction of Lessor and the Participants, as to the form and filing of such UCC financing statements and the perfection of the security interests represented thereby. With respect to any Vehicle that Lessees propose (whether by re-titling, substitution or replacement) to have titled in a State that was not covered by the opinion of Lessees' counsel delivered pursuant to Section 3.9, prior to such re-titling, substitution or replacement Lessor and the Participants shall have received a new opinion of Lessees' counsel substantially in the form of Exhibit C with respect to the State in which such Vehicle is proposed to be titled.

                  (ii) With respect to any Vehicle as to which (x) Lessor's security interest has not been perfected as described in the preceding paragraph (i) within the time period specified in such paragraph or any other applicable provision of the Operative Documents, or (y) Lessees shall have failed to comply with the provisions of paragraph (iii) below within the applicable time period specified in such paragraph or
         (z) UCC searches delivered subsequent to the Delivery Date as contemplated by the proviso of Section 3.13 indicate the existence of a lien, Lessees shall be required immediately to exercise the purchase option under Article X of the Lease.

                  (iii) With respect to each Vehicle, Lessees shall submit to the applicable motor vehicle Authority (A) within ten (10) days following the Delivery Date in the case of Vehicles titled in the States of Florida, Georgia, Illinois, Kansas, Maryland, Minnesota, Missouri and Wisconsin and (B) within (30) days following the Delivery Date in the case of Vehicles titled in any other State, all materials required in order to cause the Lessor's security interest to be reflected on the Certificate of Title for each Vehicle, including the Certificate of Title for such Vehicle, together with (X) applications duly completed by each Lessee requesting that such Authority record the interests of Lessor as lienholder on such Certificate of Title and (Y) payment of all applicable fees and charges, and Lessees shall have delivered to Lessor, within the applicable time

                                                         Participation Agreement

         period set forth in the foregoing clauses (A) and (B), copies of the materials so submitted, accompanied by a certification from Lessees that such copies are true and complete and that the same have been submitted within such required time period.

                  (iv) Lessees, at their expense, shall cause, as soon as possible, but in any event no later than the 10th day after any request, financing statements (and continuation statements with respect thereto) and all other documents necessary or reasonably requested by Lessor in connection with the establishment and perfection of the interest of Lessor in the Collateral, to be recorded or filed at the locations contemplated by Section 3.13, and in such manner, and, at its expense, shall take, or shall cause to be taken, all such other action as may be necessary or reasonably requested by Lessor or the Required Participants in order to establish, preserve, protect and perfect the right, title and interest of Lessor to the Collateral.

                  (v) All Certificates of Title shall be available during normal business hours for inspection by Lessor.

         The security interest of Lessor on any Certificate of Title shall not be removed therefrom, nor shall any other security interest be noted thereon, unless and until such Vehicle is to be released from the Lien created by the Lease in accordance with the applicable provisions of the Operative Documents. No Lessee shall, without the prior written approval of Lessor, register any Vehicle in any manner that would render Section 5.1(q) untrue with respect to such Vehicle as of any date of determination.

         It is expressly understood that to the extent that any Certificate of Title is in the possession of any Lessee such possession shall be strictly for the benefit of Lessor and solely in accordance with the provisions of the Operative Documents.

         (g) Ownership of Other Lessees; Compliance. Dreyer's shall at all times be the sole record and beneficial owner, directly or indirectly, of 100% of the issued and outstanding shares of capital stock (on a fully diluted basis) of each other Lessee. Dreyer's shall not permit any Liens to exist on any such capital stock, or, except as permitted by Section 6.1(c), any liquidation or dissolution of any other Lessee. Dreyer's shall cause each other Lessee to comply with the covenants set forth in the Operative Documents.

         (h) Revolving Credit Facility. Each Lessee shall at all times comply, and shall cause each of its Subsidiaries to comply, with the Financial Covenants set forth in the Revolving Credit Facility (giving effect to any applicable grace and cure periods), to the

                                                         Participation Agreement

same extent and with the same effect as if such Financial Covenants were set forth herein; provided, that in determining compliance with such covenants for purposes of this Participation Agreement:

                  (i) so long as BALCAP (or any of its Affiliates) and ABN Amro Bank N.V. (or any of its Affiliates) are both parties to the Revolving Credit Facility, (x) if there exists a breach by Dreyer's or any of its Subsidiaries of a Covenant, a waiver of such breach by the "Lenders" under the Revolving Credit Facility shall be deemed a waiver of such breach by the Participants under this Participation Agreement and (y) any consent granted by the "Lenders" under the Revolving Credit Facility to any variation from any Financial Covenant shall be deemed a consent to such variation by the Participants under this Participation Agreement; and

                  (ii) at such time as either BALCAP (or any of its Affiliates) or ABN AMRO Bank N.V. (or any of its Affiliates) is no longer a party to the Revolving Credit Facility or at any time immediately prior to the termination of such facility, the Financial Covenants shall be incorporated herein by reference and made a part hereof in such form as existed immediately prior to BALCAP (or any of its Affiliates) or ABN AMRO Bank N.V. (or any of its Affiliates) ceasing to be a party to the Revolving Credit Facility or the termination of the Revolving Credit Facility, and any action that would require consent or approval shall require the consent or approval of Lessor at the direction of the Required Participants.

         (i) Notices. Lessees shall promptly notify Lessor and each Participant:

                  (i) of the occurrence of any Incipient Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become an Incipient Default or Event of Default;

                  (ii) of any matter or matters that has resulted or may result, individually or in the aggregate, in a Material Adverse Effect, including (A) breach or non-performance of, or any default under, a Contractual Obligation of Dreyer's or any Subsidiary; (B) any dispute, litigation, investigation, proceeding or suspension between Dreyer's or any Subsidiary and any Authority; or (C) the commencement of, or any material development in, any litigation or proceeding affecting Dreyer's or any Subsidiary; including pursuant to any applicable Environmental Laws;

                                                         Participation Agreement

                  (iii) of the occurrence of any of the following events affecting Dreyer's or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to Lessor and each Participant a copy of any notice with respect to such event that is filed with an Authority and any notice delivered by an Authority to Dreyer's or any ERISA Affiliate with respect to such event.

                           (1) an ERISA Event;

                           (2) a material increase in the Unfunded Pension Liability of any Pension Plan;

                           (3) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Dreyer's or any ERISA Affiliate; or

                           (4) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

         Each notice delivered pursuant to this subsection (i) shall specify the nature of the matter or matters to which such notice relates the action any Lessee is taking with respect thereto.

         (j) Periodic Reporting. Dreyer's shall deliver to Lessor and each
Participant:

                  (i) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Dreyer's and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Price Waterhouse or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly, in all material respects, the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of Dreyer's or any Subsidiary's records;

                  (ii) as soon as available, but not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited

                                                         Participation Agreement

         consolidated balance sheet of Dreyer's and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Dreyer's and the Subsidiaries;

                  (iii) concurrently with each delivery pursuant to the foregoing paragraphs (i) and (ii), but in any event not later than the 30th day after the end of each quarterly accounting period in each fiscal year of Dreyer's, an Officer's Certificate of Dreyer's stating that such officer has reviewed the activities of Lessees during such period and that during such period Lessees have performed and fulfilled each and every covenant, obligation and condition contained in the Operative Documents, no Incipient Default, Event of Default or Casualty exists under any of the Operative Documents, or if such condition shall exist, specifying the nature and status thereof;

                  (iv) concurrently with the delivery of the financial statements referred to in paragraph (i) above, a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Incipient Default or Event of Default, except as specified in such certificate;

                  (v) promptly, copies of all financial statements and reports that Dreyer's sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K) that Dreyer's or any Subsidiary may make to, or file with, the SEC; and

                  (vi) if Lessor or any Participant shall request that Dreyer's deliver to Lessor, or to such Participant, information with respect to Dreyer's that meets the requirements of Rule 144A(d)(4)(i) of the Securities Exchange Act of 1934 (or any successor provision), then: (x) promptly following the receipt by Dreyer's of that request, Dreyer's shall deliver such information to Lessor, or to such Participant, and
         (y) such information shall, at the time of such delivery, be as of a date so as to be entitled to the presumption that such information is "reasonably current" within the meaning of Rule 144A(d)(4)(ii) of such Act (or any successor provision).

                  In addition to the foregoing, Dreyer's shall deliver to Lessor and each Participant, together with each delivery pursuant to the foregoing clause (i), a copy of any compliance certificate required to be delivered pursuant to the

                                                         Participation Agreement

         Revolving Credit Facility with respect to any Financial Covenant, accompanied by an Officer's Certificate of Dreyer's authorizing Lessor and each Participant to rely on such compliance certificate. Dreyer's shall provide Lessor and each Participant with a current copy of the Revolving Credit Agreement as in effect from time to time, including all amendments, modifications and supplements thereto and waivers thereunder; provided, that Dreyer's shall not be required by this provision to provide any materials referred to in this paragraph to any Participant who is a lender under the Revolving Credit Facility and who has received such materials pursuant thereto.

         (k) Additional Information. Promptly upon receipt of a written request from Lessor or any Participant, Lessees shall deliver to such requesting party such other data and information as from time to time may be reasonably requested.

         (l) Reports to Participants. Each Lessee shall, concurrently with any notice, delivery or other communication required to be delivered to Lessor pursuant to any Operative Document, deliver a copy of such notice, delivery or other communication to each Participant at such Participant's current address.

         (m) As to Certain Collateral. Lessees will at all times cause a Rack and a Computer Tracking Device to be associated with (and, in the case of the Rack and the printer included in the Computer Tracking Device, located on) each Vehicle that is subject to the Lease.

         Section 6.2 Covenants of Lessor. Lessor, in its individual capacity, covenants and agrees with each of the other parties that: (a) it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens arising by, through or under it on the Collateral, other than Permitted Lessor Liens; (b) it will, at its own cost and expense, promptly take such action in its individual capacity as may be necessary to discharge fully such Lessor Liens created by it on the Collateral, other than Permitted Lessor Liens; and (c) it will not, except in compliance with the Operative Documents, sell, transfer or otherwise dispose of all or any part of the Vehicles or the other Collateral.


                                   ARTICLE VII
                               GENERAL INDEMNITIES

         Section 7.1 Indemnity. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by applicable law, Lessees waive and release any claims now or hereafter existing against Indemnitees on account of, and

                                                         Participation Agreement

shall indemnify, reimburse and hold the Indemnitees harmless (in accordance with Section 8.3) from, any and all claims by third parties (including, but not limited to, claims relating to trademark or patent infringement and claims based upon negligence, strict liability in tort, violation of laws, including, without limitation, Environmental Laws, statutes, rules, codes or orders or claims arising out of any loss or damage to any property or death or injury to any Person), any losses, damages or obligations owing to third parties, any penalties, liabilities, demands, suits, judgments or causes of action, and all legal proceedings (either administrative or judicial), in each case whether or not the Indemnitee is a party thereto, and any costs or expenses in connection therewith (including costs incurred in connection with discovery) or in connection with the enforcement of this indemnity (including reasonable attorneys' fees and expenses, and fees and expenses of internal counsel, incurred by the Indemnitees), including, in each case, matters based on or arising from the negligence of Indemnitees (subject to the proviso below), which may be imposed on, incurred by or asserted against the Indemnitees by Persons other than Lessees (except to the extent arising by or through a claim of a third party) in any way relating to or arising in any manner out of:

                  (a) the registration, purchase, taking or foreclosure of a security interest in, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, return, redelivery or other disposition of any of the Vehicles, or any defect in any such Vehicle, arising from the material or any article used therein or from the design, testing or use thereof, or from any maintenance, service, repair, overhaul or testing of any such Vehicle regardless of when such defect shall be discovered, whether or not such Vehicle is in the possession of any Lessee and no matter where it is located; or

                  (b) this Participation Agreement, any other Operative Document or any document or certificate delivered in connection therewith, the enforcement hereof or thereof or the consummation of the transactions contemplated hereby or thereby;

provided that Lessees shall not be obligated to indemnify an Indemnitee for any such claim, loss, damage, liability, obligation, penalty, demand or suit to the extent the same results directly from

                  (c) the willful misconduct or gross negligence of such Indemnitee;

                  (d) the creation or existence of a Lessor Lien attributable to such Indemnitee;

                                                         Participation Agreement

                  (e) a disposition by such Indemnitee of any Vehicle following the purchase of such Vehicle by such Indemnitee from Lessor in a foreclosure sale or any use or operation of such Vehicle following such disposition (other than use or operation by any Lessee or Sublessee or an Affiliate, agent or representative of any Lessee); or

                  (f) any Impositions described in Section 8.1 except any amount necessary under this Section 7.1 to hold the Indemnitee harmless (subject to Section 8.3) from all Impositions required to be paid by such Indemnitee with respect to the receipt or accrual of such indemnity under the laws of any Authority in the United States;

provided, however, that nothing in the preceding proviso shall be deemed to exclude or limit any claim that any Indemnitee may have under any Operative Document or applicable laws from Lessees for breach of their representations, warranties or covenants.

         Section 7.2 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Authority ("Change in Law") affects or would affect the amount of capital required or expected to be maintained by any Participant directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors) and such Participant determines (in its sole and absolute discretion) that the rate of return on it or its parent's capital as a consequence of the Funding made by such Participant hereunder to pay its share of the Equipment Cost is reduced to a level below that which such Participant or its parent could have achieved but for the occurrence of any such circumstances, then, in any such case, upon written notification from time to time by such Participant to Dreyer's, Lessees shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay directly to such Lessor additional amounts sufficient to compensate such Participant or its parent for such reduction in rate of return (subject to Section 8.3). A statement of a Participant as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessees. In determining such amount, each Participant shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable.

                                                         Participation Agreement

         Section 7.3 LIBO Rate Unlawful. If any Participant shall determine in good faith (which determination shall, upon notice thereof to Dreyer's, be conclusive and binding on Lessees) that a Change in Law makes it unlawful, or the central bank or other Authority asserts that it is unlawful, for such Participant to make, continue or maintain any amount of such Participant's Funding on a LIBO Rate basis, the obligations of such Lessor to make, continue or maintain any such Funding shall, upon such determination, forthwith be suspended until such Participant shall notify Dreyer's that the circumstances causing such suspension no longer exist, and all Variable Rent allocable to such Participant, commencing with the Rent Period in which such notice is given, shall automatically be determined on a Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law or assertion.

         Section 7.4 Funding Losses. Lessees agree to reimburse any Participant for any loss or expense incurred (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its Outstanding Investment as a LIBO Rate financing) as a result of (i) the failure of the transaction contemplated by Article I of the Lease to occur on or before the Delivery Date specified in the Delivery Date Notice or (ii) any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date. Any such Participant shall promptly notify Dreyer's in writing of the amount of any claim under this Section 7.4, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessees.


                                  ARTICLE VIII
                              GENERAL TAX INDEMNITY

         Section 8.1 General Tax Indemnity. Lessees agree to pay or reimburse Indemnitees for, and to indemnify and hold Indemnitees harmless from, all Impositions arising at, or relating to, any time prior to or during the Lease Term, or upon any termination of the Lease or prior to, or upon the return of, the Vehicles to Lessor, and levied or imposed upon Indemnitees directly or otherwise, by any Federal, state or local government or taxing authority in the United States or by any foreign country or foreign or international taxing authority upon or with respect to: (a) the Vehicles or any other Collateral; (b) the exportation, importation, registration, purchase, ownership, delivery, condition, lease, sublease, assignment, storage, transportation, possession, use, operation, maintenance, repair, return, redelivery, sale (including to

                                                         Participation Agreement

Lessor or any Participant pursuant to the Operative Documents), transfer of title or other disposition thereof; (c) the rentals, receipts, or earnings arising from any of the Vehicles; or (d) the Lease, any of the other Operative Documents or any payment made thereunder; provided that this Section 8.1 shall not apply to: (i) Impositions which are based upon or measured by the Indemnitee's net income, or which are expressly in substitution for, or relieve Indemnitee from, any actual Imposition based upon or measured by Indemnitee's net income; (ii) Impositions characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, license, property or similar Impositions); and (iii) Impositions based upon the voluntary transfer, assignment or disposition by Lessor or any Participant of any interest in any of the Vehicles (other than a transfer pursuant to the exercise of remedies under the Operative Documents, transfers pursuant to Article X or
Article XI of the Lease, or a transfer to Lessees or otherwise pursuant to the Lease).

         Notwithstanding anything in the preceding paragraph of this Section 8.1, Lessees agree to pay or reimburse Indemnitees for, and to indemnify and hold each Indemnitee harmless from: (A) any Imposition based on, or measured by the net income of such Indemnitee imposed by any federal, state or local taxing Authority in the United States or any taxing Authority in any other jurisdiction in which such Indemnitee maintains its principal place of business to the extent such Imposition would not have been imposed if on the Delivery Date the Lessor had advanced funds directly to Lessees in the form of a loan secured by the Vehicles and the other Collateral in an amount equal to the amount advanced on the Delivery Date with the debt service for such loan equal to scheduled rental payments payable from time to time and a principal balance in the amount of the Lease Balance remaining at the end of the Lease Term was due at the end of such terms (the "Income Tax Indemnity"); and (B) Impositions imposed with respect to the payment, receipt or accrual of any indemnity payment hereunder; and (C) with respect to any Lessor which is not incorporated under the laws of the United States, or a state thereof, and which has complied with Section 8.5, any deduction or withholding of any United States Federal income tax.

         Section 8.2 Contest. Lessees shall pay on or before the time or times prescribed by law any Impositions (except any Impositions excluded by Section 8.1); provided, however, that Lessees shall be under no obligation to pay any such Imposition so long as the payment of such Imposition is not delinquent or is being contested by a Permitted Contest. If any claim or claims is or are made against any Indemnitee solely for any Imposition which is subject to indemnification as provided in Section 8.1, Indemnitee shall as soon as practicable, but in no event more than 20 days after receipt of formal written notice of the Imposition or proposed Imposition, notify Dreyer's and if, in the reasonable opinion of Dreyer's and (in the case of any

                                                         Participation Agreement

Imposition which may reasonably be expected to exceed $100,000 in the aggregate) tax counsel acceptable to the Indemnitee, there exists a reasonable basis to contest such Imposition (and if the provisos of the definition of "Permitted Contest" continue to be satisfied and so long as no Event of Default exists), Lessees at their expense may, to the extent permitted by applicable law, contest such Imposition, and subsequently may appeal any adverse determination, in the appropriate administrative and legal forums; provided that in all other circumstances, upon notice from Dreyer's to such Indemnitee that there exists a reasonable basis to contest any such Imposition (as supported by an opinion of tax counsel to Lessees reasonably acceptable to the Indemnitee), the Indemnitee, at Lessees' expense, shall contest any such Imposition. Lessees shall pay all expenses incurred by the Indemnitee in contesting any such Imposition (including, without limitation, all reasonable attorneys' and accountants' fees, including the allocated costs of internal counsel), upon demand by the Indemnitee. Lessees shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessees shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessees and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessees would be required to make a reimbursement payment hereunder will not be settled or compromised without Dreyer's prior written consent (which consent shall neither be unreasonably delayed nor withheld), unless the provisos of the definition of "Permitted Contest" would not continue to be satisfied. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from Dreyer's, provided that: (x) Lessees on or before the date the Indemnitee execute a settlement or compromise pays the contested Imposition to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee materially adversely affect the right of such Participant to receive Rent or the Lease Balance or any other payment pursuant to the Operative Documents, or involve a material risk of sale, forfeiture or loss of any of the Vehicles or any interest therein or any matter described in the provisos to the definition of "Permitted Contest". The failure of an Indemnitee to timely contest a claim against it for any Imposition which is subject to indemnification under Section
8.1 and for which it has an obligation to Lessees to contest under this Section
8.2 in the manner required by applicable law or regulations where Dreyer's has timely requested that such Indemnitee contest such claim shall relieve Lessees of their obligations to such Indemnitee under Section 8.1 with respect to such claim to the extent such failure results in the loss of an effective

                                                         Participation Agreement

contest. If applicable law requires the payment of a contested Imposition as a condition to, or regardless of, its being contested, and Lessees choose to contest such Imposition or to direct the Indemnitee to contest such Imposition in accordance with this Section, then Lessees shall provide the Indemnitee with the funds to pay such Imposition, such provision of funds to be deemed a non-interest bearing loan by Lessees to the Indemnitee to be repaid by any recovery of such Imposition from such contest and any remaining unpaid amount not recovered to offset Lessees' obligation to indemnify the Indemnitee for such Imposition. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Imposition for which the Indemnitee has been reimbursed by Lessees, the Indemnitee shall immediately remit the amount of such refund (or like adjustment) to Dreyer's, net of all costs and expenses incurred by such Indemnitee.

         Section 8.3 Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Imposition which Lessees are required to pay or reimburse under Article VII, Section 8.1 or
Section 8.2 (each such payment or reimbursement under Article VII, Section 8.1 or Section 8.2, an "original payment") and which original payment constitutes income to such Indemnitee, then Lessees shall pay to such Indemnitee on demand the amount of such original payment on a gross-up basis such that, after subtracting all Impositions imposed on such Indemnitee with respect to such original payment by Lessees (including any Impositions otherwise excluded by Section 8.1 and assuming for this purpose that such Indemnitee was subject to taxation at the applicable Federal, state or local marginal rates used to compute such Indemnitee's tax return for the year in which such income is taxable), such payments shall be equal to the original payment to be received.

         Section 8.4 Tax Returns. Except as otherwise provided in the third sentence below, Lessees shall prepare and file (whether or not it is a legal obligation of an Indemnitee) all tax returns or reports that may be required with respect to any Impositions assessed, charged or imposed on the Vehicles or the Lease, including, but not limited to sales and use taxes, property taxes (ad valorem and real property) and any other tax or charge based upon the ownership, leasing, subleasing, rental, sale, purchase, possession, use, operation, delivery, return or other disposition of any of the Vehicles or upon the rentals or the receipts therefrom (excluding, however, any tax based upon the net income of an Indemnitee or any tax which is in substitution for or relief of a tax imposed upon or measured by the net income of an Indemnitee). Lessees may notify in writing all applicable Authorities having jurisdiction with respect to personal property taxes that one of the Lessees is the appropriate party for receiving notices of (or copies of, if such Authority is required by law to notify Lessor) assessment, appeal and payment with respect to the Vehicles. If an Indemnitee is

                                                         Participation Agreement

obligated by law to file any such reports or returns, then Lessees shall, at least 10 days before the same are due, prepare the same and forward them to the Indemnitee, as appropriate, with detailed instructions as to how to comply with all applicable filing requirements, together with funds in the amount of any payment required pursuant thereto. Indemnitee shall forward to Dreyer's at its address listed in Section 11.4 copies of all assessment and valuation notices it receives within 10 days of receipt; provided that Indemnitee's failure to deliver such notices on a timely basis shall not relieve Lessees of any obligations hereunder. The parties hereto agree that neither they nor any corporation controlled by them, or under common control with them, directly or indirectly will at any time take any action or fail to take any action with respect to the filing of any income tax return, including an amended income tax return, inconsistent with the intention of the parties expressed in Section 4.1.

         Section 8.5 Withholding Tax Exemption. (a) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Document for the account of any Participant not incorporated under the laws of the United States or a state thereof, such Participant agrees that it will have delivered to Dreyer's and Lessor two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Participant is entitled to receive payments under this Participation Agreement and the other Operative Documents without deduction or withholding of any United States Federal income taxes. Each Participant which so delivers a Form 1001 or 4224 further undertakes to deliver to Dreyer's and Lessor two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Dreyer's or Lessor, in each case certifying that such Participant is entitled to receive payments under this Participation Agreement and the other Operative Documents without deduction or withholding of any United States Federal income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Participant became a Participant hereunder has rendered all such forms inapplicable or has prevented such Participant from duly completing and delivering any such form with respect to it and such Participant advises Dreyer's and Lessor that, as a result of such change in treaty, law, regulation or interpretation, it is not capable of receiving payments without any withholding of United States Federal income tax.

         (b) At least five (5) Business Days prior to the first date on which any Rent is payable hereunder or under any other Operative Document for the account of any

                                                         Participation Agreement

Participant who does not have a street address in the State of California, such Participant agrees that it will have delivered to Dreyer's and Lessor two duly completed copies of California Form 587 or 590, certifying in either case that such Participant is entitled to receive payments under this Participation Agreement and the other Operative Documents without deduction or withholding of any California income taxes. Each Participant which so delivers a Form 587 or 590 further undertakes to deliver to Dreyer's and Lessor two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it (including, without limitation, any change in residency or address), and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Dreyer's or Lessor, in each case certifying that such Participant is entitled to receive payments under this Participation Agreement and the other Operative Documents without deduction or withholding of any California income taxes, unless prior to the date on which any such delivery would otherwise be required any change in treaty, law or regulation or in the interpretation thereof by the applicable taxing Authority occurring after such Participant became a Participant hereunder has rendered all such forms inapplicable or has prevented such Participant from duly completing and delivering any such form with respect to it and such Participant advises Dreyer's and Lessor that, as a result of such change in treaty, law, regulation or interpretation, it is not capable of receiving payments without any withholding of California income tax.


                                   ARTICLE IX
                        AMENDMENTS TO OPERATIVE DOCUMENTS

         Section 9.1 Amendments to Operative Documents With Consent of Participants. This Participation Agreement and each of the other Operative Documents shall be changed, waived, discharged or terminated with respect to each Lessee and each Participant upon the ratification in writing of such change, waiver, discharge or termination by Lessees and the Required Participants, in which case such change, waiver, discharge or termination shall be effective as to each Participant and each Lessee; provided no such change, waiver, discharge or termination shall, without the written ratification of each
Participant:

                  (i) modify any of the provisions of this Section 9.1 or
         Article III, change the definitions of "Commitment", "Commitment Percentage", "Total Commitment" or "Required Participants" or modify or waive any provision of an Operative Document requiring action by the foregoing, or release any Collateral (except as otherwise specifically provided in any Operative Document);

                  (ii) modify, amend, waive or supplement any of the provisions of Articles III, VII, VIII, X or XI, Sections 13.09 or 13.10 of the Lease or Section 11.3 hereof;

                  (iii) reduce, modify, amend or waive any indemnities in favor of any Participant, whether pursuant to Articles VII or VIII or otherwise (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                  (iv) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of any Operative Document), Lease Balance, interest or, subject to clause (iii) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of any payment of Rent (other than pursuant to the terms of any Operative Document), Lease Balance or other amount payable hereunder;

                  (v) consent to any assignment of the Lease releasing any Lessee from its obligations in respect of the payments due pursuant to the Operative Documents or changing the absolute and unconditional character of such obligations, or any similar assignment of the Guarantee similarly releasing Dreyer's, or any other release of Dreyer's; or

                  (vi) permit the creation of any Lien on the Collateral or any part thereof except as contemplated in the Operative Documents, or deprive Lessor of the benefit of the security interest in the Collateral granted by Lessees or required to be perfected hereunder.

         Section 9.2 Amendments to Operative Documents Affecting Agent. Without the prior written consent of Agent, no amendment of, supplement to, or waiver or modification of, any Operative Document shall adversely affect Agent's rights or immunities or modify or increase the duties or obligations of Agent with respect to any Operative Document.


                                    ARTICLE X
                                      AGENT

         Section 10.1 Appointment of Agent; Powers and Authorization to Take Certain Actions.



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
                                                         Participation Agreement

                  (a) Each Participant irrevocably appoints and authorizes BA Leasing & Capital Corporation to act as its agent hereunder, with such powers as are specifically delegated to Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Participant authorizes and directs Agent to, and Agent agrees for the benefit of the Participants, that, on the Initial Delivery Date it will accept the documents described in Article III of this Participation Agreement. Agent accepts the agency hereby created applicable to it and agrees to receive all payments and proceeds pursuant to the Operative Documents and disburse such payments or proceeds in accordance with the Operative Documents. Agent shall have no duties or responsibilities except those expressly set forth in the Lease and this Participation Agreement. Agent shall not be responsible to any Participant (or to any other Person) (i) for any recitals, statements, representations or warranties of any party contained in the Lease, this Participation Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, the Operative Documents, other than the representations and warranties made by Agent in Section 5.3, or (ii) for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or the title thereto (subject to Agent's obligations under Section 6.3) or of the Lease or any other document referred to or provided for therein or (iii) for any failure by any Lessee, any Participant or any other third party (other than Agent) to perform any of its obligations under any Operative Document. Agent may employ agents, trustees or attorneys-in-fact, may vest any of them with any property, title, right or power deemed necessary for the purposes of such appointment and shall not be responsible for the negligence or misconduct of any of them selected by it with reasonable care. Neither Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except for its or their own gross negligence or willful misconduct.

                  (b) Agent shall not have any duty or obligation to manage, control, use, operate, store, lease, sell, dispose of or otherwise deal with any Vehicle, any other Collateral or the Lease, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement, the Lease or any related document to which Agent is a party, except as expressly provided by the terms hereof, and no implied duties of any kind shall be read into any Operative Document against Agent. The permissive right of Agent to take actions enumerated in this Agreement and the Lease shall never be construed as a duty, unless Agent is instructed or directed to exercise, perform or enforce one or more rights by the Required Participants (provided that Agent has received indemnification reasonably satisfactory to it). Subject to
         Section 10.1(c) below,



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
                                                         Participation Agreement

         no provision of the Operative Documents shall require Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its obligations under the Operative Documents, or in the exercise of any of its rights or powers thereunder. It is understood and agreed that the duties of Agent are ministerial in nature.

                  (c) Except as specifically provided herein, Agent is acting hereunder solely as agent and, except as specifically provided herein, is not responsible to any party hereto in its individual capacity, except with respect to any claim arising from Agent's gross negligence or willful misconduct or any breach of a representation or covenant made in its individual capacity.

                  (d) Agent may accept deposits from, lend money to and otherwise deal with Lessees or any of their Affiliates with the same rights as it would have if it were not the named Agent hereunder.

         Section 10.2 Reliance. Agent may rely upon, and shall not be bound or obligated to make any investigation into the facts or matters stated in, any certificate, notice or other communication (including any communication by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been made, signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent with due care (including any expert selected by Agent to aid Agent in any calculations required in connection with its duties under the Operative Documents).

         Section 10.3 Action Upon Instructions Generally. Subject to Sections
10.4 and 10.6, upon written instructions of the Required Participants, Agent shall, on behalf of the Participants, give such notice or direction, exercise such right, remedy or power hereunder or in respect of any Vehicle, and give such consent or enter into such amendment to any document to which it is a party as Agent as may be specified in such instructions. Agent shall deliver to each Participant a copy of each notice, report and certificate received by Agent pursuant to the Operative Documents. Agent shall have no obligation to investigate or determine whether there has been an Event of Default or an Incipient Default. Agent shall not be deemed to have notice or knowledge of an Event of Default or Incipient Default unless a Responsible Officer of Agent is notified in writing of such Event of Default or Incipient Default, provided that Agent shall be deemed to have been notified in writing of any failure of Lessees to pay Rent in the amounts and at the times set forth in Article III of the Lease. If Agent receives notice of an Event of Default, Agent shall give prompt notice thereof, at Lessees' expense, to each Participant. Subject to Sections
10.4 and 10.6 and Article



                                      -35-
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                                                         Participation Agreement

IX, Agent shall take action or refrain from taking action with respect to such Event of Default as directed by the Required Participants or, in the case of a Payment Default, as directed by any Participant; provided that, unless and until Agent receives such directions, Agent may refrain from taking any action, or may act in its discretion, with respect to such Event of Default or Payment Default. Prior to the date the Lease Balance shall have become due and payable by acceleration pursuant to Section 8.2 of the Lease, Required Participants may deliver written instructions to Agent to waive, and Agent shall waive pursuant thereto, any Event of Default and its consequences; provided that in the absence of written instructions from all Participants, Agent shall not waive any (i) Payment Default or (ii) covenant or provision which, under Section 9.1, cannot be modified or amended without the consent of all Participants. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Participants and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on each Participant.

         Section 10.4 Indemnification. Each Participant shall reimburse and hold Agent harmless, ratably in accordance with its Outstanding Investment at the time the indemnification is required to be given, (but only to the extent that any such indemnified amounts have not in fact been paid to Agent by, or on behalf of, Lessees in accordance with Section 7.1) from any and all claims, losses, damages, obligations, penalties, liabilities, demands, suits, judgments, or causes of action, and all legal proceedings, and any reasonable costs or expenses in connection therewith, including allocated charges, costs and expenses of internal counsel of Agent and all other reasonable attorneys' fees and expenses incurred by Agent, in any way relating to or arising in any manner out of (i) any Operative Document, the enforcement hereof or thereof or the consummation of the transactions contemplated thereby, or (ii) instructions from the Required Participants (including, without limitation, the costs and expenses that Lessees are obligated to and does not pay hereunder, but excluding normal administrative costs and expenses incident to the performance by Agent of its agency duties hereunder other than materially increased administrative costs and expenses incurred as a result of an Event of Default), provided that no Participant shall be liable for any of the foregoing to the extent they arise from (a) the gross negligence or willful misconduct of Agent, (b) the inaccuracy of any representation or warranty or breach of any covenant given by Agent in
Section 5.3 or Section 6.3 hereof or in the Lease, (c) in the case of Agent's handling of funds, the failure to act with the same care as Agent uses in handling its own funds or (d) any taxes, fees or other charges payable by Agent based on or measured by any fees, commissions or compensation received by it for acting as Agent in connection with the transactions contemplated by the Operative Documents.



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                                                         Participation Agreement

         Section 10.5 Independent Credit Investigation. Each Participant by entering into this Agreement agrees that it has, independently and without reliance on Agent or any other Participant and based on such documents and information as it has deemed appropriate, made its own credit analysis of Lessees and its own decision to enter into this Agreement and each of the other Operative Documents to which it is a party and that it will, independently and without reliance upon Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking action under this Agreement and any related documents to which it is a party. Agent shall not be required to keep itself informed as to the performance or observance by Lessees of any other document referred to (directly or indirectly) or provided for herein or to inspect the properties or books of Lessees. Except for notices or statements which Agent is expressly required to give under this Agreement and for notices, reports and other documents and information expressly required to be furnished to Agent alone (and not also to each Participant, it being understood that Agent shall forward copies of same to each Participant) hereunder or under any other Operative Document, Agent shall not have any duty or responsibility to provide any Participant with copies of notices or with any credit or other information concerning the affairs, financial condition or business of Lessees (or any of its affiliates) that may come into the possession of Agent or any of its Affiliates.

         Section 10.6 Refusal to Act. Except for notices and actions expressly required of Agent hereunder and except for the performance of its covenants in
Section 6.3, Agent shall in all cases be fully justified in failing or refusing to act unless (a) it is indemnified to its reasonable satisfaction by the Participants against any and all liability and reasonable expense which may be incurred by it by reason of taking or continuing to take any such action (provided that such indemnity shall not be required to extend to liability or expense arising from any matter described in clauses (a) through (d) of Section 10.4, it being understood that no action taken by Agent in accordance with the instructions of the Required Participants shall be deemed to constitute any such matter) and (b) it is reasonably satisfied that such action is not contrary to any Operative Document or to any applicable law.

         Section 10.7 Resignation or Removal of Agent; Appointment of Successor. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to each Participant and Lessees or may be removed at any time by written notice from the Required Participants. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint a successor Agent which shall be a financial institution having a combined capital and surplus of not less than $50,000,000. If, within 30 calendar days after the retiring Agent's giving of notice



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                                                         Participation Agreement

of resignation or receipt of a written notice of removal, a successor Agent is not so appointed and does not accept such appointment, then the retiring or removed Agent may appoint a successor Agent and transfer to such successor Agent all rights and obligations of the retiring Agent. Such successor Agent shall be a financial institution having combined capital and surplus of not less than $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from duties and obligations as Agent thereafter arising hereunder and under any related document. If the retiring Agent does not appoint a successor, any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and such court may thereupon appoint a successor to act until such time, if any, as a successor shall have been appointed as above provided.

         Section 10.8 Separate Agent. The Required Participants may, and if they fail to do so at any time when they are so required, Agent may, for the purpose of meeting any legal requirements of any jurisdiction in which any Vehicle or Collateral may be located, appoint one or more individuals or corporations either to act as co-agent jointly with Agent or to act as separate agent of all or any part of the Vehicles or Collateral or the Lease, and vest in such individuals or corporations, in such capacity, such title to the Vehicles or Collateral or the Lease or any part thereof, and such rights or duties as Agent may consider necessary or desirable. Agent shall not be required to qualify to do business in any jurisdiction where it is not now so qualified. Agent shall execute, acknowledge and deliver all such instruments as may be required by any such co-agent or separate agent more fully confirming such title, rights or duties to such co-agent or separate agent. Upon the acceptance in writing of such appointment by any such co-agent or separate agent, it, she or he shall be vested with such interest in the Vehicles or Collateral and the Lease or any part thereof, and with such rights and duties, not inconsistent with the provisions of the Operative Documents, as shall be specified in the instrument of appointment, jointly with Agent (except insofar as local law makes it necessary for any such co-agent or separate agent to act alone), subject to all terms of the Operative Documents. Any co-agent or separate agent, to the fullest extent permitted by legal requirements of the relevant jurisdiction, at any time, by an instrument in writing, shall constitute Agent its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name. If any co-agent or separate agent shall die, become incapable of acting, resign or be removed, the interest in the Vehicles or Collateral and the Lease and all rights and duties of such co-agent or separate agent shall, so far as permitted by law, vest in and be exercised by Agent, without the appointment of a successor to such co-agent or separate agent.



                                      -38-
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                                                         Participation Agreement

         Section 10.9 Termination of Agency. The agency created hereby shall terminate upon the final disposition by Agent of all Collateral at any time subject hereto and the final distribution by Agent of all monies or other property or proceeds received pursuant to the Lease in accordance with its terms, provided that at such time Lessees shall have complied fully with all the terms hereof.

         Section 10.10 Compensation of Agency. Lessees shall pay Agent its reasonable fees, costs and expenses for the performance of Agent's obligations hereunder and under the other Operative Documents.

         Section 10.11 Limitations. It is expressly understood and agreed by and among the parties hereto that, except as otherwise provided herein or in the other Operative Documents: (a) this Participation Agreement and the other Operative Documents to which Agent is a party are executed by Agent, not in its individual capacity (except with respect to the representations and covenants of Agent in Sections 5.3 and 6.3), but solely as Agent under the Operative Documents in the exercise of the power and authority conferred and vested in it as such Agent; (b) each and all of the undertakings and agreements herein made on the part of Agent are each and every one of them made and intended not as personal undertakings and agreements by Agent, or for the purpose or with the intention of binding Agent personally, but are made and intended for the purpose of binding only the Collateral unless expressly provided otherwise; (c) actions to be taken by Agent pursuant to its obligations under the Operative Documents may, in certain circumstances, be taken by Agent only upon specific authority of the Participants; (d) nothing contained in the Operative Documents shall be construed as creating any liability on Agent, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director, employee or agent of, Agent to perform any covenants either express or implied contained herein, all such liability, if any, being expressly waived by the other parties hereto and by any Person claiming by, through or under them; and (e) so far as Agent, individually or personally, is concerned, the other parties hereto and any Person claiming by, through or under them shall look solely to the Collateral and Lessees for the performance of any obligation under any of the instruments referred to herein; provided, however, that nothing in this Section 10.11 shall be construed to limit in scope or substance the general corporate liability of Agent in respect of its gross negligence or willful misconduct or those representations, warranties and covenants of Agent in its individual capacity set forth herein or in any of the other agreements contemplated hereby.




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                                                         Participation Agreement


                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Survival of Covenants. All claims pertaining to the representations, warranties, covenants or indemnities of the Participants shall survive the termination of the Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination. Without limiting the foregoing, the provisions of Article VII and Article VIII hereof shall survive the termination of the Lease.

         Section 11.2 APPLICABLE LAW. THIS PARTICIPATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

         Section 11.3 Distribution and Application of Rents and Other Payments. Except as otherwise specifically provided for in the Lease or in Articles VII and VIII hereof, all amounts of money received or realized by Lessor pursuant to the Operative Documents (after payment of accrued but unpaid fees and expenses and indemnification payments payable to BALCAP in its capacity Agent or Lessor that remain unpaid for 30 days or more) shall be distributed to each Participant pro rata, in accordance with each Participant's Outstanding Investment and without preference or priority of any Participant over another. All payments to the Participants shall be made in accordance with Section 3.2 of the Lease.

         Section 11.4 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be deemed to have been duly given when delivered personally, by facsimile (and confirmed, which confirmation may be mechanical), nationally recognized overnight courier or otherwise actually received or 3 Business Days after being deposited in the United States mail certified, postage prepaid, addressed as follows:

         If to any Lessee:

                  Dreyer's Grand Ice Cream, Inc.
                  5929 College Avenue
                  Oakland, CA  94618-1391
                  Attn:  Treasurer
                  Fax:  510-450-4592;



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
                                                         Participation Agreement

         if to Lessor:

                  BA Leasing & Capital Corporation
                  Four Embarcadero Center, 12th Floor
                  San Francisco, CA  94111
                  Attn: Contract Administration
                  Fax:  415-765-7373; and

         if to the Participants, to their respective addresses set forth on
         Schedule I hereto or at such other place as any such party may designate by notice given in accordance with this Section 11.4.

         Section 11.5 Transaction Costs; Other Expenses. Lessees shall pay all reasonable Transaction Costs whether or not the transactions contemplated hereby close. In addition, Lessees shall pay or reimburse Lessor and the Participants for all other out-of-pocket costs and expenses (including legal fees of counsel to Lessor and the Participants, any local or special counsel and allocated fees of internal counsel) reasonably incurred in connection with: (a) entering into, or the giving or (in the case of any amendments, supplements, waivers or consents proposed by Lessees) withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents (including without limitation any legal services rendered in connection with or arising under Sections 6.1 and 6.2 hereof); (b) any Casualty or termination of the Lease or any other Operative Document; (c) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (d) the enforcement of the rights or remedies under the Operative Documents; (e) further assurances requested pursuant to Section 11.14 hereof or any similar provision in other Operative Documents; (f) any transfer by Lessor or a Participant of any interest in the Operative Documents during the continuance of an Event of Default; and (g) the ongoing fees and expenses of Agent under the Operative Documents.

         Section 11.6 Counterparts. This Participation Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original but all together one agreement.

         Section 11.7 Severability. Whenever possible, each provision of this Participation Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Participation Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Participation Agreement.

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                                                         Participation Agreement

         Section 11.8 Successors and Assigns; Transfers. This Participation Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No Lessee may assign any of its respective rights and obligations under any Operative Document except as expressly provided in the Operative Documents.

         No Participant shall assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any of the Operative Documents or any Certificate without the prior written consent of Lessor and Lessees, except that without the prior written consent of Lessor or Lessees (x) any bank or similar financial or commercial lending institution may pledge its interest in the ordinary course of its business; provided, that no transfer upon a foreclosure pursuant to such a pledge may occur unless the other provisions of this Section are complied with, (y) any Participant may transfer all or any portion of its interest to any of its Affiliates or to any other existing Participant upon compliance with subsections (a), (b), (c), (d) and (g) below, and (z) any Participant may transfer any or all of such right, title and interest upon compliance with subsections (a) through (g) below with the consent of Dreyer's, which consent shall not be unreasonably withheld or delayed; and provided, further, that the restrictions set forth in this Section 11.8 shall not apply to a participation, with respect to which Section 11.9 shall apply:

                  (a) Required Notice and Effective Date. Any Participant desiring to effect a transfer of its interest shall give written notice of each such proposed transfer to Lessees, Lessor and each other Participant at least five (5) days prior to such proposed transfer, setting forth the name of such proposed transferee, the percentage or interest to be retained by such Participant, if any, and the date on which such transfer is proposed to become effective. All reasonable out-of-pocket costs incurred by Lessor in connection with any such disposition by a Participant under this Section 11.8 shall be borne by such Participant. In the event of a transfer under this Section 11.8, any expenses incurred by the transferee in connection with its review of the Operative Documents and its investigation of the transactions contemplated thereby shall be borne by such transferee or the relevant Participant, as they may determine, but shall not be considered costs and expenses which Lessees are obligated to pay or reimburse under
         Section 11.5.

                  (b) Assumption of Obligations. Any transferee pursuant to this
         Section 11.8 shall have executed and delivered to Lessor a letter in substantially the form of the Investor's Letter attached hereto as Exhibit F, and thereupon the obligations of the transferring Participant under the Operative

                                                         Participation Agreement

         Documents shall be proportionately released and reduced to the extent of such transfer. Upon any such transfer as above provided, the transferee shall be deemed to be bound by all obligations (whether or not yet accrued) under, and to have become a party to, all Operative Documents to which its transferor was a party, shall be deemed the pertinent "Participant" for all purposes of the Operative Documents and shall be deemed to have made that portion of the payments pursuant to the Operative Documents previously made or deemed to have been made by the transferor represented by the interest being conveyed; and each reference herein and in the other Operative Documents to the pertinent "Participant" shall thereafter be deemed a reference to the transferee, to the extent of such transfer, for all purposes. Upon any such transfer, Lessor shall deliver to each Participant and Lessees an amended Schedule I to this Participation Agreement, revised to reflect the relevant information for such new Participant and the Commitment of such new Participant (and the revised Commitment of the transferor Participant if it shall not have transferred its entire interest).

                  (c) Employee Benefit Plans. No Participant may make any such assignment, conveyance or transfer to or in connection with any arrangement or understanding in any way involving any employee benefit plan (or its related trust), as defined in Section 3(3) of ERISA, or with the assets of any such plan (or its related trust), as defined in
         Section 4975(e)(1) of the Code (other than a governmental plan, as defined in Section 3(32) of ERISA), with respect to which any Lessee or such Participant or any of their Affiliates is a party in interest within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

                  (d) Representations and Warranties. Notwithstanding anything to the contrary set forth above, no Participant may assign, convey or transfer its interest to any Person, unless such Person shall have delivered to Lessor and Lessees a certificate confirming the accuracy of the representations and warranties set forth in Section 5.2 with respect to such Person (other than as such representation or warranty relates to the execution and delivery of Operative Documents).

                  (e) Financial Condition of Transferee. No transfer by a Participant shall be effective against the other parties to this Participation Agreement unless the transferee is a bank or other financial institution with a combined capital, surplus and undivided profits of at least $50,000,000, or (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes a guaranty with respect

                                                         Participation Agreement

         to the transferee's obligations as a Participant, or (C) any other entity, provided the transferee's obligations as a Participant are guaranteed by the transferor Participant.

                  (f) Amounts. Any transfer of Certificates shall be in a principal amount which represents an original Commitment of at least $5,000,000; provided that the foregoing limitation shall not apply to a Participant's transfer of the entire principal amount of such Participant's Certificates.

                  (g) Effect. From and after any transfer of its Certificates (other than a pledge) the transferring Participant shall be released, to the extent assumed by the transferee, from its liability and obligations hereunder and under the other Operative Documents to which such transferor is a party in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by a Participant as above provided, any such transferee shall be deemed a "Participant" for all purposes of such documents and each reference herein to a Participant shall thereafter be deemed a reference to such transferee for all purposes, except as the context may otherwise require. Notwithstanding any transfer as provided in this Section 11.8, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, rights to indemnification under this Participation Agreement or any other Operative Document.

         Section 11.9  Participations.

                  (a) Participations. Notwithstanding anything in Section 11.8 to the contrary, each Participant covenants and agrees that it will not grant participations in its Certificates to any Person (a "Transferee") unless such Person (i) is a bank or other financial institution, (ii) represents and warrants, in writing, to such Participant, for the benefit of the Lessor, the other Participants and Lessees, that no part of the funds used by it to acquire an interest in the Certificates constitutes assets of any Employee Benefit Plan or its related trust and (iii) expressly agrees in the documentation providing for such participation that the Transferee will have no rights under the Operative Documents except as expressly provided in this Section 11.9. Any such transferring Person shall require any Transferee of its interest in the Certificates to make the representations and warranties set forth in the preceding sentence, in writing, to such Person for its benefit and the benefit of Lessor, the Participants and Lessees. In the event of any such sale by a Participant of a participating interest to a Transferee, such Participant's obligations under this Participation Agreement and under the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof, such Participant shall remain

                                                         Participation Agreement

the holder of its Certificate for all purposes under this Participation Agreement and under the other Operative Documents, and Lessor and, except as set forth in Section 11.9(b), Lessees shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Participation Agreement and under the other Operative Documents.

                  (b) Transferee Indemnities. Each Transferee shall be entitled to the benefits of Article VII with respect to its Certificates or participation in the Certificates outstanding from time to time; provided, that no Transferee shall be entitled to receive any greater amount pursuant to such Article than the transferor Participant would have been entitled to receive in respect of the amount of the Certificates or participation transferred by such transferor Participant to such Transferee had no such transfer or participation occurred.

         Each transferee of a Participant pursuant to this Section 11.9 shall be entitled to the benefits of Sections 7.2, 7.3 and 7.4; provided that no such transferee shall be entitled to receive any greater amount pursuant to such Sections than the transferor Participant would have been entitled to receive in respect of the amount of the Commitment transferred by such transferor Participant to such transferee if such transfer had not occurred.

         SECTION 11.10 JURY TRIAL. EACH LESSEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS PARTICIPATION AGREEMENT OR ANY OPERATIVE DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Section 11.11 Captions; Table of Contents. Section captions and the table of contents used in this Participation Agreement (including the exhibits and schedules) are for convenience of reference only and shall not affect the construction of this Participation Agreement.

         Section 11.12 FINAL AGREEMENT. THIS PARTICIPATION AGREEMENT, TOGETHER WITH THE OTHER OPERATIVE DOCUMENTS, REPRESENT THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY AND IN THE OTHER OPERATIVE DOCUMENTS. THIS PARTICIPATION AGREEMENT CANNOT BE MODIFIED,

                                                         Participation Agreement

SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO IN ACCORDANCE WITH THE TERMS HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 11.13 No Third-Party Beneficiaries. Nothing in this Participation Agreement or the other Operative Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lessor, Participants and Lessees), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

         Section 11.14 Further Assurances. Each Lessee, at its expense, will promptly and duly execute and deliver all such documents and take such further action as may be necessary or appropriate in order to effect the intent or purpose of this Participation Agreement and the other Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Lessor and Participants, including, without limitation, if requested by Required Participants at the expense of Lessees, the recording or filing of any Operative Document or any other document in accordance with the laws of the appropriate jurisdictions.

         Section 11.15 Reproduction of Documents. This Participation Agreement, all documents constituting Schedules or Exhibits hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) the Certificates of Title and all other documents received by the Lessor or the Participants in connection with the receipt and/or acquisition of the Vehicles; and (c) financial statements, certificates, and other information previously or hereafter furnished to Lessor or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 11.16 Consideration for Consents to Waivers and Amendments. Each Lessee agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to any Participant in

                                                         Participation Agreement

connection with, in exchange for, or as an inducement to, such Participant's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such consideration or benefit is offered ratably to all Participants.

         Section 11.17 Role of BALCAP. Each party hereto acknowledges hereby that it is aware of the fact that BALCAP has acted as an "arranger" with respect to the transactions contemplated by the Operative Documents and that, as of the Delivery Date, BALCAP will also be Agent and a Participant. Each party releases BALCAP and its affiliates (including Bank of America National Trust and Savings Association) from any liability as a result of its acting simultaneously as "arranger", as Agent and as a Participant.

         Section 11.18 Submission to Jurisdiction. Any suit by Lessor or any Participant to enforce any claim arising out of the Operative Documents may be brought in any state or Federal court located in San Francisco, California having subject matter jurisdiction, and with respect to any such claim, each Participant hereby irrevocably: (a) submits to the jurisdiction of such courts; and (b) consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to Lessees at their respective addresses specified in this Participation Agreement, and agrees that such service, to the fullest extent permitted by law: (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding; and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Each Lessee irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in San Francisco, California including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that any Lessee is not subject to personal jurisdiction or service of process in such forum. Each Lessee agrees that any suit to enforce any claim arising out of the Operative Documents or any course of conduct or dealing of Lessor or any Participant shall be brought and maintained exclusively in any state or Federal court located in San Francisco, California. Nothing in this Section 11.18 shall affect the right of Lessor or any Participant to bring any action or proceeding against any Lessee or any Vehicle or other Collateral in the courts of any other jurisdiction. Each Lessee agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

                                                         Participation Agreement

                  [Remainder of page intentionally left blank]

                                                         Participation Agreement

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered as of the date first above written.

DREYER'S GRAND ICE CREAM,               EDY'S GRAND ICE CREAM
INC., as Lessee                         as Lessee


By /s/ William C. Collett               By /s/ William C. Collett
  ------------------------------          ------------------------------
Name Printed: William C. Collett        Name Printed: William C. Collett
             -------------------                     -------------------
Title:  Treasurer                       Title:  Treasurer
      --------------------------              --------------------------








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                                      -49-

                                                         Participation Agreement

LESSOR: BA LEASING & CAPITAL CORPORATION, not individually except as set forth herein, but solely in its capacity as Agent



                                        By /s/ Sara L. Fitch
                                          ---------------------------
                                        Name Printed: Sara L. Fitch
                                                     ----------------
                                        Title: Vice President
                                              -----------------------


                                        By /s/ Robert A. Stark
                                          ----------------------------
                                        Name Printed: Robert A. Stark
                                                     -----------------
                                        Title: Vice President
                                              ------------------------




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                                      -50-

                                                         Participation Agreement

PARTICIPANTS:                           BA LEASING & CAPITAL CORPORATION,
                                        as Participant


                                        By /s/ Kim Lee
                                          -----------------------------
                                        Name Printed:  Kim Lee
                                                     ------------------
                                        Title: Assistant Vice President
                                              -------------------------




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                                      -51-

                                                         Participation Agreement

                                        CREDIT SUISSE, as Participant

                                        By /s/ MARILOU PALENZUPLA
                                          --------------------------------
                                        Name Printed: MARILOU PALENZUPLA
                                                     ---------------------
                                        Title: MEMBER OF SENIOR MANAGEMENT
                                              ----------------------------


                                        By /s/ DEBORAH A. SHEA
                                          --------------------------------
                                        Name Printed: DEBORAH A. SHEA
                                                     ---------------------
                                        Title: ASSOCIATE
                                              ----------------------------




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                                      -52-

                                                         Participation Agreement

                                        ABN AMRO BANK N.V.
                                        San Francisco International
                                        Branch, as Participant

                                        By: ABN AMRO NORTH AMERICA,
                                             INC., as Agent



                                        By /s/ Gina M. Brusatori
                                          --------------------------------
                                        Name Printed: GINA M. BRUSATORI
                                                     ---------------------
                                        Title: VICE PRESIDENT
                                              ----------------------------


                                        By /s/ Daniel P. Taylor
                                          --------------------------------
                                        Name Printed: DANIEL P. TAYLOR
                                                     ---------------------
                                        Title: OFFICER
                                              ----------------------------



                     [signatures continue on following page]

                                                         Participation Agreement

                                   SCHEDULE I
                                       TO
                             PARTICIPATION AGREEMENT

            LESSOR AND PARTICIPANT ADDRESSES; PARTICIPANT COMMITMENTS

LESSOR: BA LEASING & CAPITAL CORPORATION (address set forth in Section 11.4)

PARTICIPANTS:

1.       BA LEASING & CAPITAL CORPORATION
         Commitment:  $11,000,000  Commitment Percentage:  42.31%

         Address for Notices and Payment Instructions
         BA Leasing & Capital Corporation
         Four Embarcadero Center, Suite 1200
         San Francisco, CA 94111
         Attention: Contract Administration
         Bank of America NT & SA
         San Francisco Main Branch
         San Francisco, CA
         ABA # 121 000 358
         Account # 06568-57503
         Payee:  BA Leasing & Capital Corporation
         Notify:  Richard Walter
         Phone:  (415) 765-7476

2.       ABN AMRO BANK N.V.
         Commitment:  $10,000,000  Commitment Percentage:  38.46%

         Address for Notices and Payment Instructions

         ABN AMRO BANK N.V.
         101 California Street, Suite 4550
         San Francisco, CA 94111-5812

         Attention:  Gloria C. Lee (Notices of Funding & Payment)
                     Gina Brusatori (All Other Notices)

         Telephone:  415/984-3720
         Facsimile:  415/362-3524

                                                         Participation Agreement

         Federal Reserve Bank of New York
         A/C ABN AMRO New York
         ABA # 026 009 580
         Favor:        ABN AMRO San Francisco
         Account #:    651 001 0545-41
         Reference:    Dreyer's Grand Ice Cream


3.       CREDIT SUISSE
         Commitment:  $5,000,000  Commitment Percentage:  19.23%

         Address for Notices and Payment Instructions

         Credit Suisse
         633 West 5th St., 64th Floor
         Los Angeles, CA  90071
         Attention: Ms. Rita Asa, Loan Department
         Telephone: (213) 955-8284
         Facsimile: (213) 955-8245

                  copy to:

         Credit Suisse
         50 California St., Suite 2940
         San Francisco, CA  94111
         Attention: Mr. Drew Tammen, Associate
         Telephone: (415) 391-9590
         Facsimile: (415) 362-1175

         Credit Suisse
         New York, NY
         ABA # 026009179
         Account #:  11674201
         Account Name:  For Account of Credit Suisse Los Angeles
         Reference:     Dreyer's Grand Ice Cream

                                   SCHEDULE II
                                       TO
                             PARTICIPATION AGREEMENT


                             DESCRIPTION OF VEHICLES


The majority of the Dreyer's/Edy's Route Truck Fleet is composed of refrigerated distribution trucks used for direct-store-delivery of packaged ice cream with the following designs:

International 4900 or 4700 chassis with a 19' or 20' refrigerated body which includes cold plates, Dole blower or Thermal King force air refrigeration units, and a rear level lift gate. The engines are DT 466 Internationals with automatic transmissions.

The second largest group of vehicles are International 8100's with DT 530 International engines and Allison automatic transmissions. These units carry 24' refrigeration bodies with similar components as described above.

The fleet also contains a small number of units absorbed during acquisitions and/or used equipment purchases. These units (Hinos, Macks and Volvos) reflect the International 4900 chassis design with 19' bodies.

                                      SII-1

                                   SCHEDULE X
                                       TO
                             PARTICIPATION AGREEMENT

                                   DEFINITIONS

         The following terms (or other terms used or defined in any Operative Document which have meanings substantially similar or equivalent to the meanings assigned to such terms) shall have the following meanings for all purposes, and such meanings shall be equally applicable both to the singular and plural forms of the terms defined. Any agreement, document or instrument defined or referred to in this Schedule X shall include each amendment, modification or supplement thereto including each waiver and consent that may (pursuant to the Operative Documents) be effective from time to time, except as otherwise expressly indicated. The definition of any person herein shall include its successors and permitted assigns. Reference to schedules and exhibits in this Schedule X shall mean Schedules and Exhibits attached to the Participation Agreement, except as otherwise indicated. All references to "the Vehicles" or "all of the Vehicles" or words of similar import shall be deemed to refer to all Vehicles covered by all Lease Supplements then in effect.

         "Actual Knowledge" shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person and shall include receipt of a notice of such matter by any such Responsible Officer.

         "Administrative Charge" shall mean, as of any date during any Rent Period set forth below in connection with any prepayment of all or any portion of the Lease Balance in respect of which the payment of an Administrative Charge is required, an amount equal to the percentage of the Lease Balance being so prepaid set forth opposite such Rent Period below:

         Rent Period                                              Percentage
         -----------                                              ----------
         First Rent Period                                           2.00%
         Second Rent Period                                          1.75%
         Third Rent Period                                           1.50%
         Fourth Rent Period                                          1.25%
         Fifth Rent Period                                           1.00%
         Sixth Rent Period                                           0.75%
         Seventh Rent Period                                         0.50%
         Eighth Rent Period and thereafter                           0.25%
         following the Eighth Rent Period                            0.00%

         "Affiliate(s)" of any Person shall mean any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person. No Person shall be considered an Affiliate of Lessor unless such Person directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, Lessor solely in its capacity as Lessor under the Lease.

         "Agent" shall have the meaning provided in the preamble to the Participation Agreement.

         "Allocation Fraction" of any Vehicle shall mean, (a) with respect to any Lease Supplement, a fraction, the numerator of which is the Equipment Cost of such Vehicle and the denominator of which is the aggregate Equipment Cost of all of the Vehicles then subject to such Lease Supplement, including such Vehicle, and (b) with respect to the Lease, a fraction, the numerator of which is the Equipment Cost of such Vehicle and the denominator of which is the aggregate Equipment Cost of all of the Vehicles then subject to the Lease, including such Vehicle.

         "alter" shall have the meaning provided in Section 5.5(a) of the Lease.

         "Appraisal(s)" shall mean each of the appraisals of the Vehicles from an Appraiser received pursuant to the terms of the Lease.

         "Appraised Value" shall mean, with respect to any Vehicle as of any date of determination, the Fair Market Value of such Vehicle as set forth on the Appraisal therefor.

         "Appraiser" shall mean Hennig & Company or such other Person as is selected by the Required Participants.

         "Assumed Interest Rate" shall mean, as of the date of any Funding, the Interest Rate that would have been applicable for purposes of calculating Variable Rent under the Lease in the event that the Delivery Date had occurred on such date.

         "Authority" shall mean any: (a) Federal, state, local or (if any Vehicle or any component thereof has been moved outside of the United States) foreign, tribunal, legislative body, governmental subdivision, administrative agency or other governmental authority; or (b) arbitrator or panel of arbitrators, in the case of each of clause (a) and (b) having or exercising jurisdiction over any Lessee, Lessor or any Vehicle (or any component thereof).

         "BALCAP" shall mean BA Leasing & Capital Corporation, in its individual capacity.

         "Base Rate" means, for the initial Rent Period, the Reference Rate, and for each Rent Period thereafter with respect to the Lease Balance and each Supplement Balance, the higher of (a) 0.50% per annum above the Federal Funds Rate for such day and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association ("BofA") in San Francisco, California, as its "Reference Rate"; plus the percentage set forth below opposite Dreyer's Funded Debt/EBITDA Ratio as of the most recently ended fiscal quarter prior to the commencement of such Rent Period:

                  Ratio                                      Percentage
                  -----                                      ----------

                   Below 2.50, but less than 4.5             0.000%
                   4.50 or greater                           0.250%.

The "Reference Rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Basic Rent" shall mean, with respect to the Lease or any Lease Supplement (as the context may require) all installments of Fixed Rent and Variable Rent due and payable by Lessees on each Payment Date during the Lease Term.

         "Business Day" shall mean any day on which

                  (a) Federal and state chartered banks in San Francisco, California are open for commercial banking business; and

                  (b) solely with respect to determinations of Variable Rent and Rent Periods, dealings in Dollars are carried on in the London interbank market.

         "Casualty" shall mean any of the following events in respect of any
Vehicle: (a) the loss of such Vehicle or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such Vehicle permanently unfit for normal use for any reason whatsoever; (b) any damage to such Vehicle which results in an insurance settlement with respect to such Vehicle on the basis of a total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, such Vehicle;
(d) as a result of any rule, regulation, order or other action by any Authority, the use of such Vehicle in the normal course of business shall have been prohibited, directly or indirectly, for a period of twelve consecutive months, in any event, if use of such Vehicle shall have been prohibited, directly or indirectly, for a period of twelve consecutive months; or (e) the operation or location of such Vehicle, while under requisition for use by any Authority, in any area excluded from coverage by any insurance policy then in effect with respect to such Vehicle required by the terms of Section 7.1 of the Lease, if Lessees shall be unable to obtain indemnity in lieu thereof from such Authority; provided that for the purpose of the foregoing clause (e), if such Vehicle shall be returned to Lessees prior to the Casualty Settlement Date in such condition that a Casualty would not otherwise be deemed to exist with respect thereto, then such event shall, at the option of Lessees, not constitute a Casualty.

         "Casualty Amount" of any Vehicle shall mean, with respect to any Casualty, an amount equal to the product of (a) the Lease Balance on the date of such Casualty and (b) the Allocation Fraction of such Vehicle .

         "Casualty Notice" shall have the meaning provided in Section 6.1 of the Lease.

         "Casualty Proceeds" shall have the meaning provided in Section 6.2 of the Lease.

         "Casualty Settlement Date" shall have the meaning provided in Section 6.1(a) of the Lease.

         "Certificate of Title" shall mean a certificate of title, certificate of ownership, manufacturer's certificate of origin or any similar equivalent instrument issued by any applicable Authority evidencing title, or an interest in title, to a Vehicle.

         "Charges" shall mean (a) freight, installation and other similar costs with respect to any Vehicle and (b) applicable sales, use or similar taxes imposed upon any Vehicle.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collateral" shall mean all of each Lessee's right, title and interest in and to each of the following, whether now existing or hereafter arising or acquired, and wherever located:

                  (a) the Vehicles (including all Racks and Computer Tracking Devices located on or regularly used with the Vehicles);

                  (b)  the Subleases;

                  (c) all contracts necessary to purchase, operate and maintain the Vehicles, including all warranties;

                  (d) any rebate, offset or other similar rights under a purchase order, invoice or purchase agreement with any manufacturer of any Vehicle;

                  (e) all books, manuals, logs, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying or incorporating any of the foregoing; and

                  (f) all products, accessions and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d) and (e) above and, to the extent not otherwise included, all payments under insurance (whether or not Lessor is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

         "Commitment Percentage" shall mean, with respect to each Participant, the quotient (expressed as a percentage) of such Participant's Commitment divided by the Total Commitment.

         "Computer Tracking Devices" shall mean the Norand Model 6200 Hand-Held 10-Key Computers with Model 4820V Tractor-Feed Printers, Custom-Built Truck Stand, designed to down-load to a main-frame computer, located on (in the case of the printers) and used in connection with each of the Vehicles.

         "Consolidated Net Worth" of Dreyer's shall have the meaning provided in the Revolving Credit Facility as in effect from time to time; provided, that at such time as either BALCAP (or any of its Affiliates) or ABN AMRO Bank N.V. (or any of its Affiliates) is no longer a party to the Revolving Credit Facility or at any time immediately prior to the termination of such facility, the definition of Consolidated Net Worth set forth in the Revolving Credit Facility at such time shall be incorporated herein by reference and made a part hereof in such form as existed immediately prior to BALCAP (or any of its Affiliates) or ABN AMRO Bank N.V. (or any of its Affiliates) ceasing to be a party to the Revolving Credit Facility or the termination of the Revolving Credit Facility.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Delivery Date" shall mean the actual date on or prior to April 30, 1996 on which the transactions contemplated in Article II of the Participation Agreement are completed.

         "Delivery Date Closing" shall mean, with respect to the Delivery Date, the completion of those transactions described in Article II of the Participation Agreement.

         "Delivery Date Notice" shall have the meaning provided in Section 3.1 of the Participation Agreement.

         "Deposit Account" shall have the meaning provided in Section 6.2 of the Lease.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Dreyer's" shall have the meaning provided in the introductory paragraph of the Participation Agreement.

         "EBITDA" means earnings before interest, taxes, depreciation and amortization of non-cash charges, all determined on a consolidated basis and in accordance with GAAP.

         "Environmental Laws" means all federal, state, local, or foreign laws and regulations, relating to pollution or protection of public health and the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Materials of Environmental Concern.

         "Equipment Cost" shall mean, for any Vehicle, the Appraised Value of such Vehicle as of the Delivery Date.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Dreyer's within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Dreyer's or any ERISA Affiliate from a Pension Plan subject to

Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(3) of ERISA; (c) a complete or partial withdrawal by Dreyer's or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Dreyer's or any ERISA Affiliate.

         "Event of Default" shall have the meaning provided in Section 8.1 of the Lease.

         "Excluded Amounts" shall mean:

                  (a) all indemnity payments and expenses to which Lessor or any Participant (or the respective successors, assigns, agents, officers, directors or employees of any such Person) is entitled pursuant to the Operative Documents;

                  (b) any amounts payable under any Operative Documents to reimburse Lessor or any Participant (including the reasonable expenses of Lessor or any Participant incurred in connection with any such payment) for performing any of the obligations of Lessees under and as permitted by any Operative Document;

                  (c) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies payable to Lessor or any Participant (or the respective successors, assigns, agents, officers, directors or employees of any such Person);

                  (d) any insurance proceeds under policies maintained by Lessor or any Participant and not required to be maintained by Lessees under the Lease;

                  (e) any amount payable to Lessor or any Participant pursuant to Sections 3.8 and 10.5 of the Participation Agreement, whether or not such amounts are or can be characterized as Rent; and

                  (f) any payments of interest on payments referred to in clauses (a) through (e) above.

         "Fair Market Value" shall mean, with respect to any Vehicle as of any date, the price which a purchaser would pay to purchase such Vehicle in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value the appraiser may assume such Vehicle has been maintained in accordance with the requirements of the Lease and that such Vehicle is in the condition in which it is required to be hereunder as of the date for which such determination is made (unless such fair market value is being determined for purposes of Section 5.1(t) of the Participation Agreement, in which case the foregoing assumptions shall not be made and the Appraiser shall determine the actual condition of each Vehicle). Appraiser shall use such reasonable methods of appraisal as are chosen by Lessor upon instructions from the Required Participants.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Lessor of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Lessor.

         "Fee Letter" shall mean that certain letter agreement dated March 8, 1996 between Dreyer's and BALCAP.

         "Financial Covenants" shall mean, as of any date of determination, such covenants as are set forth in the Revolving Credit Facility at such date with respect to the incurrence of liens, indebtedness and other obligations, restricted payments, restricted investments, capital expenditures, and maintenance of financial ratios, amounts or changes in amounts.

         "Fixed Rent" shall mean, for each Payment Date during the Lease Term, that portion of the installment of Rent payable on such Payment Date set forth on Schedule II to each Lease Supplement.

         "Funded Debt" of Dreyer's shall have the meaning provided in the Revolving Credit Facility as in effect from time to time; provided, that at such time as either BALCAP (or any of its Affiliates) or ABN AMRO Bank N.V. (or any of its Affiliates) is no longer a party to the Revolving Credit Facility or at any time immediately prior to the termination of such facility, the definition of Funded Debt set forth in the Revolving Credit Facility at such time shall be incorporated herein by reference and made a part hereof in such form as existed immediately prior to BALCAP (or any of its

Affiliates) or ABN AMRO Bank N.V. (or any of its Affiliates) ceasing to be a party to the Revolving Credit Facility or the termination of the Revolving Credit Facility.

         "Funded Debt/EBITDA Ratio" of any Person means the ratio of such Person's Funded Debt to its EBITDA; with EBITDA calculated on a rolling four quarter basis.

         "Funding" shall have the meaning provided in Section 2.1 of the Participation Agreement.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time, applied on a consistent basis both as to classification of items and amounts.

         "Guarantee" shall mean the Guarantee executed and delivered by Dreyer's, substantially in the form of Exhibit E to the Participation Agreement, as amended, modified or supplemented from time to time in accordance with the Participation Agreement.

         "Impositions" shall mean all fees (including, but not limited to, license, documentation, recording or registration fees) and taxes (including but not limited to all income, sales, use, lease, sublease, gross receipts, personal property, occupational, value added or other taxes, levies, imposts, duties, assessments, charges or withholdings of any nature whatsoever), together with any penalties, fines or additions to tax or interest thereon.

         "Incipient Default" shall mean an event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

         "Indemnitee(s)" shall mean Lessor in both its individual and agent capacity, the Participants, any Affiliate of any of them and any assignee, officer, director, employee, attorney or agent of any of them.

         "Insolvency Event" shall mean, with respect to any Person, any event pursuant to which such person makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or any trustee for it or for a substantial part of its property, commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, consents or acquiesces in the filing of any such petition, application, proceeding or appointment of or taking possession by the custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Person or any substantial part of its property, or admits its inability to pay its debts generally as they become due, or authorizes any of the foregoing to be done or taken on behalf of such Person.

         "Interest Rate" means (a) for the initial Rent Period, the Reference Rate (as defined in the definition of "Base Rate" set forth above), (b) for the second Rent Period, the rate per annum equal to the sum of the LIBO Rate for such Rent Period plus 1.250%, and (c) for each Rent Period thereafter, the rate per annum equal to the sum of the LIBO Rate for such Rent Period plus the percentage set forth below opposite Dreyer's Funded Debt/EBITDA Ratio as of the most recently ended fiscal quarter reported prior to the commencement of such Rent Period:

                  Ratio                                 Percentage
                  -----                                 ----------

                  Below 2.50                                0.500%
                  2.50 or greater but less than 3.0         0.625%
                  3.0 or greater but less than 3.5          0.750%
                  3.5 or greater but less than 4.0          0.875%
                  4.0 or greater but less than 4.5          1.000%
                  4.5 or greater                            1.250%

         "International Registration Plan" shall mean the reciprocity agreement among various states, including Oregon and Illinois, and Canadian provinces, pursuant to which fleets of motor vehicles used in interstate commerce are registered and licensed for operation within and among the signatory states and provinces.

         "interstate" or "intrastate" shall refer to interstate or intrastate activity within the United States.

         "Investment Percentage" shall mean, with respect to each Participant as of any date of determination, the quotient (expressed as a percentage) of such Participant's Outstanding Investment divided by the Lease Balance.

         "Investor's Letter" shall have the meaning provided in Section 11.8(b) of the Participation Agreement.

         "IRS" shall mean the Internal Revenue Service.

         "Lease" shall mean that certain Master Lease Intended as Security, dated as of March 29, 1996, by and between Lessor and Lessees, substantially in the form of Exhibit A to the Participation Agreement, as amended, modified or supplemented from time to time in accordance with the Participation Agreement.

         "Lease Balance" shall mean, as of any determination date, the aggregate Equipment Cost of all of the Vehicles, minus all amounts of Fixed Rent actually paid to the date of determination and all Reduction Amounts actually paid to the date of determination.

         "Lease Supplement" shall have the meaning provided in Section 3.5 of the Participation Agreement.

         "Lease Term" shall have the meaning provided in Section 2.1 of the Lease.

         "Lessee" and "Lessees" shall have the meanings provided in the preamble to the Participation Agreement.

         "Lessor" shall have the meaning provided in the preamble to the Participation Agreement.

         "Lessor Liens" shall mean Liens or other conveyances resulting from any act of or claim against Lessor in its individual capacity (or any Person claiming by, through or under Lessor in its individual capacity), in each case arising out of any event or condition not related to the exercise of Lessor's rights or the performance of its duties expressly provided under any Operative Document.

         "LIBO Rate" means, relative to any Rent Period with respect to the Lease Balance and each Supplement Balance, the rate per annum determined by Lessor to be the offered rate per annum at which deposits in United States Dollars appears on the Telerate System Page 3750 (or any successor page), determined in as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Rent Period for delivery on the first day of such Rent Period, and in an amount approximately equal to the amount of the Lease Balance or the applicable Supplement Balance and for a period approximately equal to such Rent Period.

         "Lien" shall mean: (a) any interest in property securing an obligation owed to, or claimed by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including, without limitation, any judgment lien, security interest, mortgage, encumbrance, pledge, conditional sale, right of distraint or trust receipt or a lease, consignment or bailment for security purposes; or (b) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or defect, cloud on title or encumbrance affecting property.

         "Material Adverse Effect" shall mean any change or changes, effect or effects or condition or conditions that individually or in the aggregate are or are reasonably likely to be materially adverse to (i) the business, assets, operations, properties, prospects or condition (financial or otherwise) of Dreyer's and its Subsidiaries taken as a whole, (ii) the transactions contemplated by the Operative Documents,
(iii) the ability of Dreyer's or any other Lessee to perform its respective obligations under the Operative Documents or (iv) the validity or enforceability of any of the Operative Documents or any rights or remedies under any thereof.

         "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products.

         "Multiemployer Plan" means a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA, to which Dreyer's or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Officer's Certificate" shall mean a certificate executed on behalf of any entity by its President, one of its Vice Presidents, its Chief Financial Officer, its Treasurer, its Assistant Treasurer, its Controller or its Secretary.

         "Operative Document(s)" shall mean the Participation Agreement, the Lease, the Lease Supplements, the Guarantee, the Delivery Date Notice, the Subleases, any Assumption Agreement, each Certificate of Title and each UCC financing statement filed or to be filed from time to time with respect to the security interests created pursuant to the Lease.

         "Outstanding Investment" of any Participant as of any date of determination shall mean the aggregate amount funded by such Participant pursuant to Section 2.1 of the Participation Agreement (but excluding amounts returned to such Participant pursuant to Section 2.4 of the Participation Agreement), reduced by all Fixed Rent paid to Lessor for the account of such Participant and all Reduction Amounts paid to Lessor for the account of such Participant.

         "Part(s)" shall mean all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature that may from time to time be incorporated or installed in or attached to any Vehicle.

         "Partial Casualty" shall mean any loss, damage, destruction, taking by eminent domain, loss of use or theft of any portion of a Vehicle which does not constitute a Casualty.

         "Participant Commitment" shall mean, with respect to each Participant, the amount set forth opposite such Participant's name on Schedule I to the Participation Agreement.

         "Participant(s)" shall have the meaning provided in the introductory paragraph to the Participation Agreement.

         "Participants" shall mean each of the Persons identified as a Lessor in
Schedule I to the Participation Agreement and those Persons to whom the Certificates may be transferred or assigned from time to time in accordance with the provisions of the Lease and the Participation Agreement.

         "Participation Agreement" shall mean the Participation Agreement, dated as of March 29, 1996, entered into among Lessees, Lessor and the Participants, as amended, modified or supplemented from time to time in accordance with its terms.

         "Payment Date" shall mean the last day of each Rent Period.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Dreyer's sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Vehicles or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Authority; or (c) any Lien or Imposition; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the security interests created by the Lease or the right, title or interest of Lessor in or to any of the Vehicles or the right of Lessor to receive payment of Rent or the Lease Balance or any interest therein; or (iii) materially and adversely affect the fair market value, utility or remaining useful life of the Vehicles or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

         "Permitted Lessor Liens" shall mean Lessor Liens: (a) for Taxes of Lessor or a Participant either not yet due or being challenged by a Permitted Contest; (b) arising out of judgments or awards against Lessor or a Participant with respect to which at the time an appeal or proceeding for review is being prosecuted by a Permitted

Contest; and (c) arising out of Liens arising voluntarily in the ordinary course of business of Lessor or a Participant for amounts the payment of which is either not delinquent or is being contested by a Permitted Contest.

         "Permitted Liens" shall mean: (i) any rights in favor of Lessor or the Participants under the Operative Documents and any rights of any Persons entitled to use of the Collateral in accordance with Section 5.2 of the Lease;
(ii) any Lien, (including, without limitation, Liens of carriers, warehousemen, mechanics or materialmen) in favor of any Person securing payment of the price of goods or services provided in the ordinary course of business for amounts the payment of which is not overdue or is being contested in good faith by appropriate proceedings promptly initiated and diligently prosecuted, so long as such proceedings do not involve any reasonable danger of sale, forfeiture or loss of all or any material part of the Collateral and do not materially adversely affect any Lien created in favor of Lessor under the Lease; (iii) any Permitted Lessor Lien or any Lien arising out of any breach by any Lessor of its obligations under the Operative Documents; (iv) any Lien for current taxes, assessments or other governmental charges which are not delinquent or the validity of which is being contested by a Permitted Contest; (v) attachments, judgments and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured hereby are being contested in good faith and by appropriate proceedings; and (vi) any Lien incurred in the ordinary course of business to secure performance of statutory obligations.

         "Person" shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof or any other legal entity.

         "Plan" means an employee benefit plan (as defined in section 3(3) of ERISA) which Dreyer's sponsors or maintains or to which Dreyer's makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Racks" shall mean Cannon Portable Ice Cream Racks, folding 2-tier design, 1" square steel tubing, plated, with 4 heavy duty casters (in 2 sizes, 29 x 35 x 68" H 32 x 50 x 68" H), located on and used in connection with each of the Vehicles.

         "Reduction Amounts" shall mean amounts paid by Lessees to Lessor for the purchase of any Vehicle pursuant to Section 6.1 or 6.2 of the Lease, provided, that "Reduction Amounts" shall not include any Rent, Administrative Charges or any costs, expenses or taxes to be paid by Lessees in connection with any such purchase, sale or transfer.

         "Rent" shall mean, with respect to the Lease or any Lease Supplement, Basic Rent and or any amount designated as "supplemental Rent" payable pursuant to the Operative Documents, as the context may require.

         "Rent Period" shall mean, (i) the period commencing on (and including) the Delivery Date and ending on (but excluding) the second Business Day following the Delivery Date, and (ii) thereafter, the period beginning on (and including) the second Business Day following the Delivery Date and ending on (but excluding) the date which numerically corresponds to such date three months thereafter and each consecutive three-month period thereafter, with each such period ending on the date which numerically corresponds to the date on which such period commenced; provided, however, that (a) if such Rent Period would otherwise end on a day which is not a Business Day, then such Rent Period shall end on the next following Business Day, unless (solely for purposes of determining Rent Periods in connection with calculating Variable Rent on a LIBO Rate basis) such next following Business Day is the first Business Day of a calendar month, in which case such Rent Period shall end on the Business Day immediately preceding such numerically corresponding day, and (b) no Rent Period may end later than the last day of the Lease Term.

         "Replaced Part" shall have the meaning provided in Section 5.4(a) of the Lease.

         "Replacement Part" shall have the meaning provided in Section 5.4(a) of the Lease.

         "Replacement Vehicle" shall have the meaning provided in Section 5.4(c) of the Lease.

         "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Required Participants" shall mean, with respect to any approval, action, waiver, direction, or consent, Participants whose Outstanding Investments aggregate at least two-thirds of the Lease Balance as of such date of determination.

         "Responsible Officer" of any Person shall mean: (i) in the case of any business corporation, the chairman of the board of directors of such corporation if such chairman is an officer of such corporation, the president, any vice president or any assistant vice president of such corporation, the secretary or any assistant secretary of such corporation or the treasurer or any assistant treasurer of such corporation; (ii) in the case of any partnership, a general partner (if such general partner is an individual), or a Responsible Officer of a corporate general partner, of such partnership or the general manager of such partnership or any assistant general manager of such partnership; and (iii) in the case of any commercial bank or trust company, the chairman or vice chairman of the board of directors or trustees of such bank or trust company, the chairman or vice chairman of the executive committee of the board of directors or trustees of such bank or trust company, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or any assistant trust officer of such bank or trust company, the controller or any assistant controller of such bank or trust company, any executive or senior or assistant or second vice president of such bank or trust company or any other individual who is employed by such bank or trust company and customarily performs functions similar to those performed by any of the other officers of such bank or trust company referred to herein.

         "Revolving Credit Facility" shall mean that certain Credit Agreement dated as of December 22, 1995 among Dreyer's, the Banks listed therein, Bank of America National Trust and Savings Association, as Agent, and ABN Amro Bank N.V., as Co-Agent, as amended, restated, replaced, refinanced, supplemented, waived and otherwise in effect from time to time, including any similar successor agreement or agreements or arrangement or arrangements providing for revolving or working capital indebtedness, whether or not secured; provided that if at any time there shall exist no such arrangement or agreement, the term "Revolving Credit Facility" shall be deemed to refer to the last such agreement or arrangement to have been in effect, exclusive of any modification to the terms of such agreement or arrangement that were made in contemplation of the termination thereof.

         "Schedule X" shall mean this Schedule to the Participation Agreement.

         "Securities Act" shall have the meaning provided in Section 5.1(aa) of the Participation Agreement.

         "Sublease" shall mean a sublease of Vehicles entered into in accordance with Section 5.2 of the Lease.

         "Sublessee" shall mean the lessee or sublessee under any Sublease.

         "Subsidiary" shall mean, with respect to any Person, any corporation, association, partnership, joint venture or other business entity more than 50% (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) at the time entitled, as such holders, to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of a happening of a contingency.

         "Supplement Balance" shall mean, as of any determination date with respect to any Lease Supplement, the aggregate Equipment Cost of all of the Vehicles subject to such Lease Supplement, minus all amounts of Fixed Rent actually paid to the date of determination pursuant to such Lease Supplement and all Reduction Amounts with respect to such Lease Supplement actually paid with respect to such Vehicles to the date of determination.

         "Termination Date" shall mean the date the Lease Term ends pursuant to
(a) Article VIII of the Lease relating to termination as a result of an Event of Default, (b) Article X of the Lease relating to early termination, or (c)
Article XI of the Lease.

         "Total Commitment" shall mean $26,000,000.

         "Transaction Costs" shall mean, without duplication,

                  (i) legal fees and expenses of Mayer, Brown & Platt, any local or special counsel and allocated costs of internal counsel of Bank of America National Trust and Savings Association incurred on behalf of Lessor and the Participants through the Delivery Date in connection with the negotiation, execution and delivery of the term sheet, the commitment letters, the Operative Documents, and the transactions contemplated thereby;

                  (ii) the fees and expenses of the Appraiser;

                  (iii) the fees, legal fees, costs and expenses of Agent;

                  (iv) all costs of lien searches and perfection of a first priority security interest in the Vehicles; and

                  (v) all other fees, costs and expenses relating to the negotiation, documentation and consummation of the transactions contemplated hereby.

         "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Variable Rent" shall mean, for each Rent Period with respect to the Lease Balance or any Supplement Balance (as the context may require), an amount equal to interest accrued on the Lease Balance or such Supplement Balance outstanding during such Rent Period at the Interest Rate.

         "Vehicle" shall mean each truck listed on Schedule I to each Lease Supplement, and any substitutions therefor, replacements thereof and additions thereto from time to time pursuant to the Operative Documents.

         "Welfare Plan" shall mean, with respect to any Person, a "welfare plan" as such term is defined in section 3(1) of ERISA to which such Person or any Related Person to such Person may have any liability or contingent liability.

                                    EXHIBITS

                                       TO

                             PARTICIPATION AGREEMENT

                                                                           Lease

                                    EXHIBIT A

                                       TO

                             PARTICIPATION AGREEMENT

                                     FORM OF

COUNTERPART NO. ___ OF 5 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                        MASTER LEASE INTENDED AS SECURITY

                           DATED AS OF MARCH 29, 1996

                                      AMONG

                         DREYER'S GRAND ICE CREAM, INC.
                             EDY'S GRAND ICE CREAM,
                                   AS LESSEES,


                                       AND


                        BA LEASING & CAPITAL CORPORATION,
                 not individually, but solely in its capacity as
                  Agent for the Participants from time to time
                  under the Participation Agreement, as Lessor

                                                                           Lease

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE
                                    ARTICLE I
                              DELIVERY AND ACCEPTANCE.................     A-2

    1.1.  Transfer, Acceptance and Lease of Vehicles..................     A-2
    1.2.  Acceptance Procedure........................................     A-2

                                   ARTICLE II
                                   LEASE TERM.........................     A-2

    2.1.  Lease Term..................................................     A-2
    2.2.  Lease Commencement Date.....................................     A-2

                                   ARTICLE III
                           RENT; OTHER ECONOMIC PROVISIONS............     A-3

    3.1.  Rent Payments...............................................     A-3
    3.2.  Place and Manner of Payment.................................     A-3
    3.3.  Net Lease...................................................     A-3

                                   ARTICLE IV
                                   WARRANTIES.........................     A-4

    4.1.  Warranty Disclaimer.........................................     A-4
    4.2.  Quiet Enjoyment.............................................     A-5

                                    ARTICLE V
                         POSSESSION, ASSIGNMENT, USE AND
                             MAINTENANCE OF VEHICLES..................     A-5

    5.1.  Restriction on Lessees' Possession and Use..................     A-5
    5.2.  Subleases...................................................     A-5
    5.3.  Maintenance.................................................     A-7
    5.4.  Repair, Replacement and Substitution........................     A-7
    5.5.  Alterations, Modifications and Additions; Removable Parts...     A-9
    5.6.  Inspection of Collateral....................................    A-10

                                   ARTICLE VI
                  RISK OF LOSS; REPLACEMENT; WAIVER AND INDEMNITY.....    A-11
    6.1.  Casualty....................................................    A-11

                                                                           Lease

                                TABLE OF CONTENTS
                                -----------------
                                   (CONTINUED)

                                                                          PAGE
                                                                          ----
                                   ARTICLE VII
                                    INSURANCE.........................    A-12

    7.1.  Required Coverages..........................................    A-12
    7.2.  Delivery of Insurance Certificates..........................    A-13

                                  ARTICLE VIII
                                    DEFAULT...........................    A-13

    8.1.  Events of Default...........................................    A-13
    8.2.  Remedies....................................................    A-17
    8.3.  Additional Remedies.........................................    A-18
    8.4.  Proceeds of Sale; Deficiency................................    A-19
    8.5.  Right to Perform Lessees' Agreements........................    A-20

                                   ARTICLE IX
                                RETURN OF VEHICLES....................    A-20

                                    ARTICLE X
                                EARLY TERMINATION.....................    A-20

                                   ARTICLE XI
                                LEASE TERMINATION.....................    A-22

                                   ARTICLE XII
                          OWNERSHIP, GRANT OF SECURITY
                     INTEREST TO LESSOR AND FURTHER ASSURANCES........    A-22
    12.1.  Grant of Security Interest.................................    A-22
    12.2.  Retention of Proceeds in the Case of Default...............    A-23
    12.3.  Attorney-in-Fact...........................................    A-23
    12.4.  Release of Liens...........................................    A-24

                                  ARTICLE XIII
                                 MISCELLANEOUS........................    A-24

    13.1.  No Waiver..................................................    A-24
    13.2.  Survival of Covenants......................................    A-24
    13.3.  APPLICABLE LAW.............................................    A-25
    13.4.  Effect and Modification of Lease...........................    A-25
    13.5.  Notices....................................................    A-25
    13.6.  Counterparts...............................................    A-25
    13.7.  Severability...............................................    A-25



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                                                                         Lease

                                TABLE OF CONTENTS
                                -----------------
                                   (CONTINUED)

                                                                          PAGE
                                                                          ----
    13.8.  Successors and Assigns; Benefit of Agreement...............    A-25
    13.9.  Assignment by Lessor.......................................    A-25
    13.10. Assignment by Lessees......................................    A-26
    13.11. JURY TRIAL.................................................    A-26
    13.12. Section Headings; Table of Contents........................    A-26
    13.13. FINAL AGREEMENT............................................    A-26
    13.14. Timeliness of Performance..................................    A-26

SCHEDULE I                 EQUIPMENT LIST

EXHIBIT A                  FORM OF LEASE SUPPLEMENT

                                                                           Lease

                        MASTER LEASE INTENDED AS SECURITY

         This MASTER LEASE INTENDED AS SECURITY (as amended, modified, restated or supplemented from time to time, this "Lease") dated as of March 29, 1996 is among (a) Dreyer's Grand Ice Cream, Inc., a Delaware corporation, ("Dreyer's"), and Edy's Grand Ice Cream, a California corporation, as Lessees (each a "Lessee" and collectively, the "Lessees"), each with its principal office at 5929 College Avenue, Oakland, CA 94618-1391, and (b) BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement, as Lessor ("Lessor").

         WHEREAS, pursuant to the terms and conditions set forth herein and in that certain Participation Agreement, dated as of March 29, 1996, (the "Participation Agreement") among Lessees, the several Participants identified therein, and Lessor, the Participants have agreed to finance the Vehicles and that Lessor will lease to each Lessee and each Lessee will lease from Lessor, Lessor's interest in certain personal property described in Schedule I hereto and replacements thereto;

         AND WHEREAS, capitalized terms used but not otherwise defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X to the Participation Agreement, unless the context otherwise requires;

         AND WHEREAS, each Lessee may from time to time enter into a Lease Supplement with Lessor covering certain of the Vehicles identified on Schedule I hereto;

         AND WHEREAS, each Lease Supplement executed from time to time by Lessor and a Lessee shall be incorporated herein by reference;

         AND WHEREAS, to secure Lessees' obligations under this Lease and the other Operative Documents, Lessees will grant to Lessor a security interest in the Collateral.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                                                           Lease

                                    ARTICLE I

                             DELIVERY AND ACCEPTANCE

         Section 1.1. Transfer, Acceptance and Lease of Vehicles. On the Delivery Date, subject to the satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, (a) each Lessee executing a Lease Supplement thereby grants, assigns, transfers and sets over unto Lessor an interest in the Vehicles to be delivered on the Delivery Date and covered by the Lease Supplement, (b) Lessor hereby agrees to accept delivery on such Delivery Date of the interest in the Vehicles to be so delivered pursuant to the terms of the Participation Agreement and simultaneously to lease such Vehicles to such Lessee under this Lease and the applicable Lease Supplement, and (c) each such Lessee hereby agrees, expressly for the direct benefit of Lessor, to lease from Lessor hereunder, for the Lease Term, such Vehicles to be delivered on the Delivery Date.

         Section 1.2. Acceptance Procedure. Lessor hereby authorizes one or more employees of each Lessee, to be designated by Dreyer's, as the authorized representative or representatives of Lessor to accept delivery under this Lease of the Vehicles identified on Schedule I to each Lease Supplement executed by such Lessee on the Delivery Date. Lessees hereby agree that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by a Lessee on the Delivery Date of a Lease Supplement shall, without further act, constitute the irrevocable acceptance by such Lessee under this Lease of the Vehicles which are the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein.

                                   ARTICLE II
                                   LEASE TERM

         Section 2.1. Lease Term. Unless earlier terminated, the term of this Lease shall commence on and include the Delivery Date and end on but not include the fourth anniversary thereof (the "Lease Term").

         Section 2.2. Lease Commencement Date. The lease commencement date shall be the Delivery Date.

                                                                           Lease

                                   ARTICLE III
                         RENT; OTHER ECONOMIC PROVISIONS

         Section 3.1. Rent Payments. Lessees shall pay to Lessor, for the benefit of the Participants, the amounts of Basic Rent determined in accordance with this Section 3.1 and each Lease Supplement. Scheduled installments of Basic Rent may be adjusted pursuant to Section 6.1. All computations of interest pursuant to the Operative Documents shall be made on the basis of actual number of days elapsed in a 360-day year. On each Payment Date during the Lease Term, each Lessee shall pay to Lessor, Basic Rent under each Lease Supplement to which such Lessee is a party, consisting of the amount of Fixed Rent set forth opposite the applicable Payment Date on Schedule II to each such Lease Supplement and Variable Rent accrued on the Supplement Balance of each such Lease Supplement during the Rent Period ended on such Payment Date.

         Section 3.2. Place and Manner of Payment. Rent and all other sums due to Lessor hereunder shall be paid in immediately available funds at the office of Lessor set forth on Schedule I to the Participation Agreement, or at such other office of Lessor as it may from time to time specify to Dreyer's in a notice pursuant to this Lease. All such payments shall be received by Lessor not later than 11:00 a.m. San Francisco time, on the date due; funds received after such time shall for all purposes under the Operative Documents be deemed to have been received by Lessor on the next succeeding Business Day. Any payments received by Lessor not later than 11:00 a.m. San Francisco time, shall be paid by Lessor to the Participants in immediately available funds no later than 1:00 p.m. San Francisco time on the same day and any payments received by Lessor from or on behalf of Lessees after 11:00 a.m. San Francisco time, shall be paid to Participants as soon after receipt as practicable, but not later than 1:00 p.m. San Francisco time on the next succeeding Business Day. Lessees shall pay to Lessor, on demand, interest at the rate per annum which is 2% above the Interest Rate in effect from time to time on any overdue amount of Rent, Administrative Charge or any other payment due under this Lease and (to the extent permitted by applicable law) interest from the date due (not taking into account any grace period) until payment is made.

         Section 3.3. Net Lease. This Lease is a net lease and each Lessee's obligation to pay all Rent, Administrative Charges, indemnities and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessees shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, Administrative Charge, indemnity or other amount, whether arising by reason of any past, present or future

                                                                           Lease

claims of any nature by any Lessee against Lessor or any Participant, or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessees be otherwise affected: (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Vehicles, however caused; or (b) by the taking or requisitioning of any or all of the Vehicles by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Lessor or any Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Lessor or any Participant to enter into this Lease or any other Operative Document; or (e) by the attachment of any Lien of any third party to any Vehicle; or (f) by any prohibition or restriction of or interference with Lessees' use of any or all of the Vehicles by any Person; or
(g) by the insolvency of or the commencement by or against Lessor or any Participant of any bankruptcy, reorganization or similar proceeding; or (h) by any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties that all Rent, Administrative Charges, indemnities and other amounts payable by Lessees hereunder shall be payable in all events in the manner and at the times herein provided unless Lessees' obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, each Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessees hereunder shall be final, and no Lessee shall seek to recover (except as expressly provided in this Lease) all or any part of such payment from Lessor for any reason whatsoever. Without affecting Lessees' obligation to pay Rent, Administrative Charge or other amounts payable hereunder, Lessees may seek damages for a breach by Lessor or any Participant of its obligations under this Lease or the Participation Agreement.

                                   ARTICLE IV
                                   WARRANTIES

         Section 4.1. Warranty Disclaimer. EACH LESSEE ACKNOWLEDGES AND AGREES THAT: (a) EACH OF THE VEHICLES LEASED BY IT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY SUCH LESSEE; (b) EACH LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES; (c) NEITHER LESSOR NOR ANY PARTICIPANT IS A MANUFACTURER THEREOF OR A DEALER IN
PROPERTY OF SUCH KIND; AND (d) NEITHER LESSOR NOR ANY PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE: (i) ANY REPRESENTATION OR

                                                                           Lease

WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF ANY LESSEE; OR (ii) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY VEHICLE.

         Section 4.2. Quiet Enjoyment. In the absence of an Event of Default, neither Lessor nor any Participant nor any Person acting by, through or under any of such Persons, shall take any actions to interfere with the Lessees' quiet enjoyment of the Vehicles during the Lease Term.

                                    ARTICLE V
                         POSSESSION, ASSIGNMENT, USE AND
                             MAINTENANCE OF VEHICLES

         Section 5.1. Restriction on Lessees' Possession and Use. No Lessee shall nor shall any Lessee permit any Sublessee to: (a) use, operate, maintain or store any Vehicle or any portion thereof: (i) except in accordance with
Section 5.3; or (ii) in violation of any applicable insurance policy or law or regulation of any Authority; (b) except as permitted by Section 6.1, abandon any Vehicle; (c) except as permitted by Section 5.2, sublease or assign, without the prior written consent of Lessor, any Vehicle or permit the operation thereof by anyone other than a Lessee; (d) except as set forth in Section 5.2, sell, assign or transfer any of its rights hereunder or in any Vehicle, or directly or indirectly create, incur or suffer to exist any Lien, on any of its rights hereunder or in any Vehicle, except for Permitted Liens; (e) permit any Vehicle to be titled in any jurisdiction other than the jurisdiction in which it was titled on the Delivery Date, except in compliance with Section 6.1(f) of the Participation Agreement; and (f) permit any Vehicle to be located outside of the United States. Each Lessee will defend the transfer of the Vehicles by such Lessee to Lessor against the claims or demands of all Persons (other than Lessor Liens).

         Section 5.2. Subleases. So long as no Event of Default shall have occurred and be continuing, any Lessee may sublease one or more Vehicles to a wholly-owned Subsidiary of such Lessee or to another Lessee without the prior written consent of Lessor; provided, that any Sublease entered into pursuant to this Section 5.2 shall satisfy each of the following conditions:

                                                                           Lease

                      (a) such Sublease shall be expressly subordinate and subject to this Lease and the Liens created hereunder, and to the applicable Lease Supplement;

                      (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer;

                      (c) such Sublease shall prohibit the Sublessee from making any alterations or modifications to the Vehicle that would violate this Lease;

                      (d) such Sublease shall require the Sublessee to maintain the Vehicle in accordance with Section 5.3;

                      (e) all of the applicable Lessee's rights, title and interest in, to and under such Sublease shall be pledged by such Lessee to Lessor, as collateral for such Lessee's obligations under the Operative Documents, by delivery of an executed original counterpart upon the execution and delivery thereof, marked as the sole original execution counterpart for Uniform Commercial Code purposes, to Lessor, and each Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Lessor may reasonably request in order to create, perfect, preserve and protect Lessor's security interest in such Sublease;

                      (f) no Lessee shall, without Lessor's prior written consent, permit or consent to any renewal or extension of a Sublease at any time when an Event of Default has occurred and is continuing; and

                      (g) Lessees shall notify Lessor and each Participant in writing promptly upon entering into any Sublease, which notice shall include (i) a description of the Vehicle or Vehicles to be leased thereunder, and (ii) the street address, city, county and State where such Vehicle or Vehicles will be located during the term of such Sublease, and Lessees shall provide copies of each Sublease to Lessor, provided that if such Sublease will require that the Vehicle be titled or registered in a different jurisdiction, then the applicable Lessee must comply with Section 6.1(f) of the Participation Agreement in connection with such titling and registration.

The liability of each Lessee with respect to this Lease, the Lease Supplements and each of the other Operative Documents shall not be altered or affected in any way by the existence of any Sublease.

                                                                           Lease

         Section 5.3. Maintenance. At all times during the term of this Lease, Lessees shall at their expense or shall cause each Sublessee to: (a) maintain, manage and monitor the Vehicles in compliance in all material respects with all applicable requirements of law, Authority and/or insurance policies; (b) maintain the Vehicles (or cause the Vehicles to be maintained) in as good operating order, repair and condition as it was on the date such Vehicles became subject to this Lease (assuming that, as of such date, each such Vehicle was in good operating order, repair and condition), ordinary wear and tear excepted;
(c) maintain, manage and monitor the Vehicles in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts) in a manner consistent with Lessees' customary practices; and (d) conduct all scheduled maintenance of the Vehicles in conformity with Lessees' maintenance procedures then in effect for similar equipment owned or leased by Lessees, and applicable warranty guidelines. Lessees shall in any event maintain the Vehicles (or cause the Vehicles to be maintained) in at least as good a condition as comparable equipment owned or leased by them or any of their Subsidiaries. Lessees will maintain or cause to be maintained, and shall permit Lessor and the Participants to inspect, any records, logs and other materials required by any Authority having jurisdiction to be maintained or filed in respect of any Vehicle.

         Section 5.4.  Repair, Replacement and Substitution.

                      (a) As soon as practicable after a Partial Casualty, the Lessee of the Vehicle suffering such Partial Casualty shall repair and rebuild the affected portions of such Vehicle (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 5.3. In the event that any Part which may from time to time be incorporated or installed in or attached to any Vehicle becomes at any time worn out, damaged or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty, in which event the provisions of Section 6.1 hereof shall apply), the Lessee of such Vehicle, at its own cost and expense, will promptly replace, or cause to be replaced, such Part with a replacement Part (a "Replacement Part") in accordance with such Lessee's customary practices, but in any event subject to Section 5.3. In addition, each Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, that such Lessee will, at its own cost and expense, replace such Part with a Replacement Part as promptly as is commercially reasonable. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition

                                                                           Lease

         as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Vehicles were in the condition and repair required to be maintained by the terms of Section
         5.3. Any Part at any time removed from any Vehicle shall remain subject to this Lease no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Vehicle and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such Vehicle as above provided, without further act: (i) title to the replaced Part (the "Replaced Part") shall thereupon vest in the Lessee of such Vehicle, free and clear of all rights of Lessor, and shall no longer be deemed a Part hereunder; (ii) such Replacement Part shall thereupon vest in Lessor, as provided in Section 12.1 (in the same manner as the underlying Vehicle); and (iii) such Replacement Part shall become subject to this Lease, the security interest created hereunder, and the applicable Lease Supplement, and shall be deemed part of such Vehicle for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such Vehicle on the date such Vehicle became subject to this Lease.

                      (b) Upon the satisfaction of the conditions specified in
         Section 5.4(a), and the Replacement Part becoming subject to this Lease and the security interest created hereunder, Lessor shall execute and deliver to Lessees such documents as may be reasonably necessary to release the Replaced Part from the terms and scope of this Lease (but without representations or warranties, except that the Replaced Part is free and clear of all Lessor Liens), in such form as may be reasonably requested by Lessees and are in form and substance satisfactory to the Required Participants, all at the expense of the applicable Lessee.

                      (c) In addition to the foregoing, Lessees shall have the option at any time to replace any Vehicle (a "Replaced Vehicle") with a substitute Vehicle (a "Replacement Vehicle"), subject to the following conditions:

                              (i) any such Replacement Vehicle shall satisfy one
                      of the following conditions: (x) the Replacement Vehicle shall be of identical manufacture and model as the Replaced Vehicle and the condition of such Replacement Vehicle shall satisfy the provisions of this Lease, or (y) such Replacement Vehicle shall have a utility, an Appraised Value, and an economic useful life at least equal to those of the Replaced Vehicle immediately prior to such substitution, assuming that the

                                                                           Lease

                      Replaced Vehicle was in the condition and repair required to be maintained by the terms of this Lease, and Lessees shall have provided to the Lessor and each Participant, at Lessees' expense, an Appraisal satisfactory to Lessor and each Participant in their sole and absolute discretion with respect to the determination of such utility, Appraised Value and economic useful life or (z) such Replacement Unit shall otherwise be acceptable to each of the Participants in its respective sole and absolute discretion; and

                              (ii) Lessees shall have satisfied each of the
                      conditions set forth in Section 6.1(f) of the Participation Agreement with respect to the proposed replacement.

         Upon the satisfaction of the conditions specified in this Section 5.4(c) and the Replacement Vehicle becoming subject to this Lease and the security interest created hereunder, Lessor shall execute and deliver to Lessees such instruments (without representation or warranty) as may be reasonably required to release the Replaced Vehicle from the terms and scope of this Lease, in such form as may be reasonably requested by Lessees and in form and substance satisfactory to Lessor, all at Lessees' own cost and expense.

         Section 5.5. Alterations, Modifications and Additions; Removable Parts.

                      (a) Except as provided in Sections 5.3 and 5.4, no Lessee shall remove, replace or alter any Vehicle or affix or place any accessory, equipment or device on any Vehicle if such removal, replacement, alteration or addition would materially impair the originally intended function or use or materially reduce the value or useful life of such Vehicle; provided, that each Lessee, at its own expense, will make, or cause to be made, any alteration, improvement, modification or addition to or in respect of any Vehicle that may be necessary, from time to time, to comply in all material respects with any applicable law, governmental rule or regulation or any provision of any insurance policy required to be maintained under Section 7.1 (any Parts being used to comply with this provision shall be hereafter referred to as "Mandatory Parts"). All Parts affixed to or installed as a part of any Vehicle, excluding temporary replacements, shall thereupon become subject to the security interest under this Lease. If no Event of Default shall exist, any Lessee may remove, at its expense, any Part at any time during the term of this Lease (such Part, a "Removable Part"): (i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to a Vehicle on the date such item

                                                                           Lease

         became subject to this Lease or any Part in replacement of or substitution for any such Part originally incorporated or installed or attached to such Vehicle; (ii) which is not a Mandatory Part; and (iii) which can be removed from any Vehicle without causing damage to such Vehicle or diminishing or impairing the value, utility or condition which such Vehicle would have had at such time had such addition not occurred; provided, that: (x) such removal will not materially impair the value, use or useful life which the Vehicle would have had at such time had such Part not been affixed or placed to or on such Vehicle; and (y) such Part is not necessary for the continued normal use of such Vehicle. Lessees shall repair all damage to any Vehicle resulting from any alteration so as to restore such Vehicle to the condition in which it existed prior to such alteration (ordinary wear and tear excepted). Neither Lessor nor any Participant shall have any obligation to pay for or to reimburse any Lessee for any alteration required or permitted by this Section 5.5.

                      (b) As provided in Section 4.1 of the Participation Agreement and Section 12.1 of this Lease, all Parts incorporated or installed in or attached or added to any Vehicle as the result of alterations, modifications or additions under this Section 5.5, except Removable Parts, shall, without further act, vest in Lessor to secure Lessees' performance of their obligations under the Operative Documents, in the manner provided in clause (ii) of Section 5.4(a) and the other applicable provisions of Section 5.4 shall apply with respect to such Parts. Upon the removal by a Lessee of any Removable Part as provided herein, such Removable Part shall no longer be deemed part of the Vehicle from which it was removed. Any Removable Part not removed by a Lessee as provided herein prior to the end of the Lease Term shall become the property of Lessor at such time.

         Section 5.6. Inspection of Collateral. Lessor, the Participants and each of their agents and representatives shall have the right at all reasonable times, upon reasonable notice, to inspect any Collateral, including without limitation any Certificate of Title; provided, that so long as no Event of Default shall have occurred and be continuing, Lessees shall only be required to pay the expenses of such inspections to the extent undertaken by Lessor or another single party acting on behalf of all of the Participants (it being understood that such single party may be a Participant if so designated by the other Participants).

                                                                           Lease

                                   ARTICLE VI
                 RISK OF LOSS; REPLACEMENT; WAIVER AND INDEMNITY

         Section 6.1. Casualty. Upon a Casualty, Lessees shall give prompt written notice thereof (a "Casualty Notice") to Lessor, which notice shall specify whether the Lessee of the Vehicle suffering such casualty will:

                      (a) repay a portion of the Lease Balance equal to the Casualty Amount together with all Variable Rent accrued on such portion of the Lease Balance to the date of payment, which repayment shall be made no later than the next scheduled Payment Date occurring after such Casualty or, if such Casualty occurs during the last 5 Business Days of a Rent Period, then no later than the second Payment Date occurring after such Casualty, provided that in any event such repayment shall be made no later than the last day of the Lease Term (the "Casualty Settlement Date"); or

                      (b) replace the Vehicle with respect to which the Casualty has occurred pursuant to the provisions of Section 5.4(c), provided that upon the occurrence and during the continuance of an Event of Default or an Incipient Default, such Lessee shall be obligated, at the option of the Required Participants, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement as set forth in this clause (b).

         If a Lessee has elected, or is required, to pay the Casualty Amount pursuant to clause (a) above, such Lessee shall continue to make all payments of Rent due under the applicable Lease Supplement until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any Vehicle suffering a Casualty on such Casualty Settlement Date, the remaining scheduled payments of Fixed Rent, if any, shall each be reduced by an amount equal to the product of the scheduled amount of such Fixed Rent prior to the receipt of such payment by Lessor multiplied by the Allocation Fraction under such Lease Supplement of the Vehicle suffering such Casualty.

         Section 6.2. Casualty Proceeds. All proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") paid or payable to any Lessee or any Affiliate of a Lessee by reason of a Casualty or Partial Casualty to a Vehicle shall be deposited into a deposit account established by Lessor (the "Deposit Account"), unless the applicable Lessee shall have already complied with the applicable provisions of Section 5.4 or 6.1 with respect to such Casualty or Partial Casualty. Any Casualty

                                                                           Lease

Proceeds paid to Lessor with respect to a Vehicle suffering a Casualty or a Partial Casualty shall also be deposited in the Deposit Account. Any monies in the Deposit Account attributable to a Casualty or Partial Casualty shall be remitted promptly to Dreyer's (for the benefit of the applicable Lessee) after the applicable Lessee's full compliance with Section 6.1 or Section 5.4, as applicable. Notwithstanding the foregoing provisions of this Section 6.2, and provided that no Incipient Default or Event of Default shall exist, if the aggregate amount of Casualty Proceeds at any one time outstanding is $250,000 or less, then Dreyer's (on behalf of the applicable Lessee) may receive such Casualty Proceeds directly, without delivery to Lessor; provided, that such Casualty Proceeds are applied in accordance with the requirements of Section 6.1 or Section 5.4, as applicable. Notwithstanding any Casualty, all of the applicable Lessee's obligations under this Lease and each Lease Supplement (including its obligation to make all payments of Rent as they become due) shall continue unabated and in full force and effect as provided in this Lease. Without limiting the foregoing, no Lessee's obligations under Section 5.4 shall be affected by the amount of any Casualty Proceeds received by such Lessee.

                                   ARTICLE VII
                                    INSURANCE

         Section 7.1. Required Coverages. At their own expense, Lessees will maintain the following insurance coverages:

                      (a) primary vehicle and general liability insurance of not less than $1,000,000 per occurrence, with excess coverages of not less than $5,000,000 per occurrence and $6,000,000 in the aggregate, in each case naming Lessor and the Participants as additional insureds; and

                      (b) self-insurance against all risks of loss or physical damage to the Vehicles.

         Such insurance shall (i) name Lessor and Participants as insured parties thereunder as specified above (without any representation or warranty by, or obligation upon, Lessor or any Participant) as their interests may appear, (ii) contain the agreement by the Insurer that any loss thereunder shall be payable to Lessor and the Participants notwithstanding any action, inaction or breach of representation or warranty by any Lessee or any other Person having an interest in any Vehicle (including, without limitation, Lessor or any Participant), (iii) provide that there shall be no recourse against Lessor or any Participant for payment of premiums or other


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                                                                           Lease

amounts with respect thereto, (iv) provide that Insurer shall give Lessor and each Participant at least 30 days' prior written notice of cancellation, material modification, lapse or reduction of limits, (v) be primary with respect to any other insurance carried by or available to Lessor and the Participants,
(vi) provide that the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Lessor or any Participant, and (vii) contain a cross-liability clause providing for coverage of Lessor and each Participant as if separate policies had been issued to each of them. Lessees will notify Lessor and Participants promptly of any policy cancellation, reduction in policy limits, modification or amendment.

         Section 7.2. Delivery of Insurance Certificates. On or before the Delivery Date, Dreyer's shall deliver to Lessor certificates of insurance satisfactory to Lessor and the Participants evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year), Dreyer's shall deliver to Lessor and each Participant certificates of insurance evidencing that all insurance required by Section 7.1 to be maintained by Lessees with respect to the Vehicles is in effect.

                                  ARTICLE VIII
                                     DEFAULT

         Section 8.1. Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder and under each Lease Supplement then in effect (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Authority):

                      (a) any payment of Rent shall not be made within three (3) Business Days after the date due or any payment of all or any portion of the Lease Balance, Administrative Charge or any other payment payable by any Lessee hereunder or by any Lessee under any other Operative Document (including without limitation, any amount payable pursuant to Section 6.1(f), Article VII or VIII of the Participation Agreement or Article XI of this Lease) shall not be paid when due;


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                                                                           Lease

                      (b) any representation or warranty made by or on behalf of any Lessee contained in any Operative Document or in any certificate, letter or other writing or instrument furnished or delivered to Lessor or the Participants or, pursuant thereto shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

                      (c) any Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 13.10 of this Lease or under
         Section 6.1(c), (f) or (g) of the Participation Agreement (except to the extent that Section 13.10 incorporates Section 5.2 of this Lease, in which case clause (e) of this Section 8.1 shall apply);

                      (d) any Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 7.1 of this Lease;

                      (e) any Lessee shall default in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Document (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by Lessor or any Participant to any Lessee or (ii) any Lessee has Actual Knowledge thereof;

                      (f) (i) any Lessee shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (ii) corporate action shall be taken by any Lessee for the purpose of effectuating any of the foregoing;


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                                                                           Lease

                      (g) involuntary proceedings or an involuntary petition shall be commenced or filed against any Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of any Lessee or the appointment of a receiver, agent, custodian or liquidator for any Lessee or of a substantial part of the property, assets or business of any Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of any Lessee, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 30 days after commencement, filing or levy, as the case may be;

                      (h) any one or more of the following shall occur and the liability of Dreyer's and its Subsidiaries on a consolidated basis shall exceed, individually or in the aggregate, $1,000,000: (i) a contribution failure occurs with respect to any Pension Plan (other than a Multiemployer Plan) sufficient to give rise to a lien under
         Section 302(f) of ERISA or Section 412(n) of the Code with respect to any Pension Plan (other than a Multiemployer Plan) as to which any Lessee or any ERISA Affiliate to any Lessee may have any liability,
         (ii) there shall exist an unfunded current liability (as defined in 302(d)(8) of the Code) with respect to any Pension Plan, (iii) steps are undertaken to terminate any Pension Plan, (iv) any Reportable Event occurs with respect to a Pension Plan for which notice to the PBGC has not been waived, (v) any action is taken with respect to a Pension Plan which could result in the requirement that any Lessee or any ERISA Affiliate to any Lessee furnish a bond or other security to the PBGC or such Pension Plan, (vi) the occurrence of any event which could cause any Lessee or any ERISA Affiliate to any Lessee to incur any liability, fine or penalty with respect to any Pension Plan or any increase in liability with respect to any Pension Plan, or (vii) the occurrence of any event that could result in any increase in the liability (or contingent liability) of any Lessee or any ERISA Affiliate to any Lessee with respect to post-retirement benefits under any Welfare Plan;

                      (i) any Operative Document or the security interest granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Lessee, or any Lessee or any Affiliate of any of them shall, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the security


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                                                                           Lease

         interest securing Lessees' obligations under the Operative Documents shall, in whole or in part, cease to be a perfected first priority security interest;

                      (j) Dreyer's shall fail to perform in any material respect any covenant or condition under the Guarantee, or shall repudiate or revoke the Guarantee;

                      (k) there shall have occurred any event of default in the performance or observance of any obligation or condition with respect to the Revolving Credit Facility or any other indebtedness owing by or guaranteed by Dreyer's or any Lessee having an aggregate principal amount in excess of $1,000,000 the effect of which is to permit the acceleration of the maturity of such indebtedness prior to its expressed or stated maturity or the acceleration of such guarantee;

                      (l) one or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Dreyer's or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, in an aggregate amount equal to 5% or more of Dreyer's Consolidated Net Worth, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                      (m) any non-monetary judgment, order or decree is entered against Dreyer's or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                      (n) (i) any Person acquires beneficial ownership of 40% or more of the combined voting power of Dreyer's outstanding securities immediately after such acquisition (which 40% shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of Dreyer's convertible into or exchangeable for voting securities), (ii) a change occurs in the composition of majority membership of Dreyer's Board of Directors over any two year period,
         (iii) a change of ownership of Dreyer's such that Dreyer's becomes subject to the delisting of its common stock from the NASDAQ National Market System, (iv) Dreyer's Board of Directors approves the sale of all or substantially all of the assets of Dreyer's, or (v) Dreyer's Board of


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                                                                           Lease

         Directors approves any merger, consolidation, issuance of securities, or purchase of assets, the result of which would be the occurrence of any event described in clause (i), (ii), or (iii) of this subsection. Notwithstanding anything to the contrary in this subsection, acquisitions by any person (or any group of which such a person is a member) who as of the date of this Lease is a member of the Board of Directors of Dreyer's, of beneficial ownership of 40% or more of the combined voting power of Dreyer's outstanding securities immediately after such acquisition (calculation of such 40% being made as described above) shall not be deemed subject to this subsection;

                      (o) any Authority revokes or fails to renew any material license, permit or franchise of Dreyer's or any Subsidiary, or Dreyer's or any Subsidiary for any reason loses any material license, permit or franchise, or Dreyer's or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                      (p) there occurs a Material Adverse Effect which, in the opinion of Required Participants, (1) will adversely effect the ability of Dreyer's to perform under any Operative Document or to avoid any Event of Default or (2) will have a material adverse effect upon the legality, validity, binding effect, or enforceability against Dreyer's of any Operative Document.

         Section 8.2. Remedies. If any Event of Default has occurred and is continuing, Lessor may exercise in any order one or more or all of the remedies set forth in this Section 8.2 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute).

                      (a) Lessor may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessees of the applicable covenants of this Lease or to recover damages for the breach thereof;

                      (b) Lessor may by notice in writing to Lessees terminate this Lease, but Lessees shall remain liable as hereinafter provided; and Lessor may, at its option, do any one or more of the following: (i) declare the Lease Balance, all accrued Variable Rent, all other amounts then payable by Lessees under this Lease and the other Operative Documents to be immediately due and payable, and recover any other damages and expenses (including the costs and expenses


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                                                                           Lease

         described in Article VII and Section 11.5 of the Participation Agreement) in addition thereto which Lessor or any Participant shall have sustained by reason of such Event of Default; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) enter upon the premises where any Vehicle may be and either remove such Vehicle, with any damage to the improvements on such premises to be borne by Lessees (except to the extent such damage is due to the willful misconduct or gross negligence of Lessor or its representatives), or take possession of such Vehicle; and (iv) require Lessees to return the Vehicles as provided in Article IX; or

                      (c) Lessor may require Lessees immediately to purchase Lessor's interest in the Vehicles for an aggregate equipment cost equal to the sum of the Lease Balance, all accrued Variable Rent, Administrative Charges and all other amounts then due and payable under the Operative Documents.

Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsection (f) or (g) of Section 8.1, Lessees shall automatically and immediately be required to purchase all of the Vehicles for an amount equal to the entire outstanding Lease Balance, together with all accrued unpaid Rent and other amounts then due and payable under the Operative Documents and, to the extent lawful, the applicable Administrative Charge, without presentment, demand, notice, declaration, protest or other requirements of any kind, all of which are hereby expressly waived.

         Except for notices expressly otherwise provided for in the Operative Documents, each Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

         Section 8.3. Additional Remedies. In addition to the remedies set forth in Section 8.2, if any Event of Default shall occur, Lessor (at the direction of the Required Participants) may, but is not required to, sell the Collateral in one or more sales. Any Participant or Lessor may purchase all or any part of the Collateral at such sale. Each Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Lessor shall be deemed reasonable and properly given if given at least 10 days before such disposition.


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                                                                           Lease

         Section 8.4. Proceeds of Sale; Deficiency. All payments received and amounts held or realized by the Lessor at any time when an Event of Default shall have occurred and be continuing and after, pursuant to Section 8.2, the Lease Balance shall have been accelerated or Lessees are required to purchase the Vehicles, as well as all payments or amounts then held or thereafter received by Lessor, shall be distributed forthwith upon receipt by the Lessor in the following order of priority:

                      first: (i) so much of such payments or amounts as shall be required to reimburse first the Lessor and then any Participant for any tax (other than any income tax payable on interest and on fees and other compensation of the Lessor), expense or other amount owed to the Lessor or any Participant in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessees (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Collateral, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by the Lessor or any Participant in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 8.2 or otherwise) shall be so applied by the Lessor first to itself and then to such Participants; and (ii) so much of such payments or amounts as shall be required to pay the reasonable fees and compensation of Lessor in connection with acting as Lessor not previously paid by Lessees, shall be distributed to the Lessor;

                      second: so much of such payments or amounts except those specified in clause third below, which under the terms of this Lease and the other Operative Documents have accrued, including, without limitation, such amounts as shall be required to reimburse the then existing or prior Participants for payments made by them to Lessor pursuant to Section 10.4 of the Participation Agreement (to the extent not previously reimbursed);

                      third: so much of such payments or amounts remaining as shall be required to pay in full the aggregate Outstanding Investments of the Participants, together with all unpaid accrued Variable Rent and any applicable Administrative Charge, shall be distributed to the Participants pro rata in accordance with their respective Outstanding Investments, and in the event that the aggregate amount so to be distributed shall be insufficient to pay any of the foregoing in full all as aforesaid, then in the following order, (a) any applicable Administrative Charge, (b) all accrued unpaid Variable Rent


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                                                                           Lease

         (including, to the extent permitted by applicable law, interest on interest) and (c) the aggregate unpaid Outstanding Investments, ratably to the Participants in accordance with their respective Outstanding Investments; and

                      fourth: so much of such payments or amounts as shall remain shall be distributed to Dreyer's for the benefit of the Lessees.

         Section 8.5. Right to Perform Lessees' Agreements. If Lessees fail to perform any of their agreements contained herein or in any other Operative Document within the time period specified therefor, whether or not an Event of Default has occurred and is continuing, Lessor, upon written instructions from Required Participants and receipt by Lessor of indemnification satisfactory to it, may perform such agreement and the fees and expenses incurred by Lessor (or any Participant) in connection with such performance together with interest thereon shall be payable by Lessees upon demand. Interest on fees and expenses so incurred by Lessor or any Participant shall accrue at the rate provided in
Section 3.2 for overdue payments.

                                   ARTICLE IX
                               RETURN OF VEHICLES

         If Lessor has terminated this Lease pursuant to Section 8.2, Lessees shall, upon demand of Lessor, (a) maintain (or cause to be maintained) the Vehicles in the condition required by Section 5.3, store the Vehicles without cost to Lessor or any Participant and keep all of the Vehicles insured in accordance with Article VII, or (b) upon such termination forthwith package and deliver exclusive possession of such Vehicles to Lessor, at a location designated by Lessor, together with a copy of an inventory list of the Vehicles then subject to the Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Vehicles that have been received or prepared by Lessees, appropriately protected and in the condition required by
Section 5.3 (and in any event in condition to be placed in immediate service), to Lessor. This Article IX shall survive termination of this Lease.

                                    ARTICLE X
                                EARLY TERMINATION

         If no Incipient Default or Event of Default shall exist, Lessees may, at their option, upon at least 30 days' advance written notice from Dreyer's to Lessor, purchase Lessor's interest in some or all of the Vehicles subject to this Lease for the


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                                                                           Lease

sum of (i) accrued Variable Rent payable on or prior to the date of purchase,
(ii) the Casualty Amount of each Vehicle so purchased, (iii) the applicable Administrative Charge, if any, and (iv) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Documents, subject to the following:

                      (a) no Administrative Charge shall be payable until the aggregate Casualty Amounts of all Vehicles purchased pursuant to this
         Article X (without regard to Vehicles purchased pursuant to clause (d) below) since the Delivery Date exceeds $1,500,000;

                      (b) upon the indefeasible payment by Lessees of the sums described in the foregoing clauses (i) through (iv) (collectively, the "Termination Amount"), the obligation of Lessees to pay Rent hereunder in respect of the Vehicles so purchased shall cease, the term of this Lease shall end on the date of such payment and Lessor shall execute and deliver to Dreyer's such documents as may be reasonably required to release such Vehicles from the terms and scope of this Lease (without representations or warranties, except that such Vehicles are free and clear of Lessor Liens), in such form as may be reasonably requested by Dreyer's, all at Lessees' sole cost and expense;

                      (c) any purchase pursuant to this Article X shall be consummated on a Payment Date, provided that Lessor may release its security interest in the manner described in the foregoing clause (b) prior to the applicable Payment Date so long as the aggregate Casualty Amounts of all Vehicles so released does not exceed $1,500,000, and if Lessees desire to have Vehicles with an aggregate Casualty Amount of more than $1,500,000 released prior to a Payment Date, Lessees shall pay the Termination Amount on the date of release (including any amounts due under Section 7.4 of the Participation Agreement), it being understood that in connection with any release prior to the payment of the applicable Termination Amount, the Casualty Amount of any Vehicle so released shall continue to constitute part of the Lease Balance until such Casualty Amount has been paid, and Rent shall continue to accrue thereon to the date of payment; and

                      (d) notwithstanding the foregoing, Lessees may, and shall, exercise the option set forth in this Article X with respect to any Vehicle that Lessees are required to purchase pursuant to Section 6.1(f) of the Participation Agreement on the date required by such Section, and if such date is not a Payment Date, Lessees shall pay any amounts due under Section 7.4 of the


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                                                                           Lease

         Participation Agreement in connection therewith, and no Administrative Charge shall be payable in connection with such purchases until the portion of the aggregate original Lease Balance attributable to all Vehicles purchased under this clause (d) following the Delivery Date exceeds 25%.

                                   ARTICLE XI
                                LEASE TERMINATION

         On the last day of the Lease Term, Lessees shall purchase Lessor's interest in all, but not less than all, of the Vehicles then subject to this Lease on the last day of the Lease Term for a purchase price in cash equal to the then outstanding Lease Balance, any accrued unpaid Rent, and all other sums then due and payable under the Operative Documents.

                                   ARTICLE XII
                          OWNERSHIP, GRANT OF SECURITY
                    INTEREST TO LESSOR AND FURTHER ASSURANCES

         Section 12.1. Grant of Security Interest. Each Lessee hereby assigns, grants and pledges to Lessor, a security interest in all of such Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Collateral, to secure (in accordance with Section 4.1 of the Participation Agreement) the payment and performance of all obligations of Lessees now or hereafter existing under this Lease or any other Operative Document. Each Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Lessor or any Participant may reasonably request in order to protect Lessor's interest in the Collateral, subject to no Liens other than Permitted Liens, and Lessor's rights and benefits under this Lease. Each Lessee shall promptly and duly execute and deliver to Lessor such documents and assurances and take such further action as Lessor or any Participant may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Documents, to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder and thereunder, and to establish, perfect and maintain the rights and interest of Lessor, in and to the Vehicles, subject to no Lien other than Permitted Liens, or of such financing statements or fixture filings or other documents with respect hereto as Lessor or any Participant may from time to time reasonably request, and Lessees agree to execute and deliver promptly such of the foregoing financing statements and fixture filings or other documents as may require


                                      A-22
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                                                                           Lease

execution by any Lessee (including, without limitation, any documents required in connection with causing Lessor's interest to be reflected on any Certificate of Title). To the extent permitted by applicable laws, each Lessee hereby authorizes any such financing statements and other documents to be filed without the necessity of the signature of such Lessee, if such Lessee has failed to sign any such instrument within 10 days after request therefor by Lessor or any Participant. Upon Dreyer's request, Lessor shall at such time as all of the obligations of each Lessee under this Lease or any other Operative Documents have been indefeasibly paid or performed in full (other than Lessees' contingent obligations, if any, under Articles VII and VIII of the Participation Agreement), execute and deliver termination statements and other appropriate documentation reasonably requested by Dreyer's, all at Lessees' expense, to evidence Lessor's release of its security interest in the Collateral. At such time, Lessor shall execute and deliver to Dreyer's such documents as may be reasonably necessary (without representations or warranties except that the Vehicles are free and clear of Lessor Liens) to release Lessor's security interest in the Vehicles.

         Section 12.2. Retention of Proceeds in the Case of Default. If any Lessee would be entitled to any amount (including any Casualty Proceeds or Partial Casualty Proceeds) but for the existence of any Event of Default or Incipient Default, Lessor shall hold such amount as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Lessor shall distribute such amount or transfer such Vehicle in accordance with the other terms of this Lease if and when no Event of Default or Incipient Default exists.

         Section 12.3. Attorney-in-Fact. Each Lessee hereby irrevocably appoints Lessor as such Lessee's attorney-in-fact, with full authority in the place and stead of such Lessee and in the name of such Lessee or otherwise, from time to time in Lessor's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action that such Lessee is entitled to take) and to execute any instrument which Lessor or the Required Participants may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Documents), including, without limitation:

                      (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Collateral;

                      (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);


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                                                                           Lease

                      (c) to file any claim or take any action or institute any proceedings which Lessor may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral; and

                      (d) to perform any affirmative obligations of any Lessee hereunder.

Each Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 12.3 is irrevocable and coupled with an interest.

         Section 12.4. Release of Liens. Upon the replacement or substitution of any Vehicle or Part or Sublease, or the payment of all amounts required pursuant to Section 6.1 in connection with a Casualty, in each case in compliance with the applicable provisions of the Lease, such Vehicle or Part or Sublease shall be released from the security interest created hereunder as provided in Section 5.4(b).

                                  ARTICLE XIII
                                  MISCELLANEOUS

         Section 13.1. No Waiver. No delay or omission in the exercise of any right, power or remedy accruing to Lessor and/or the Participants upon any breach or default of any Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Lessor or the Participants of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Article XI of the Participation Agreement with respect to approval by Lessor or the Participants.

         Section 13.2. Survival of Covenants. All claims pertaining to the representations, warranties and covenants of Lessees under Articles II, III, IV, V, VI, VII, X, XI and XIII shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.

                                                                           Lease

         Section 13.3. APPLICABLE LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF CALIFORNIA, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

         Section 13.4. Effect and Modification of Lease. No variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, or any other Operative Document to which Lessor or any Participant is a party shall be valid unless the same shall have been entered into in accordance with Article IX of the Participation Agreement.

         Section 13.5. Notices. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement.

         Section 13.6. Counterparts. This Lease has been executed in several counterparts. One counterpart has been prominently marked "Lessor's Copy". Only the counterpart marked "Lessor's Copy" shall evidence a monetary obligation of Lessees or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Lessor.

         Section 13.7. Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

         Section 13.8. Successors and Assigns; Benefit of Agreement. This Lease shall be binding upon the parties hereto and, subject to Sections 13.9 and 13.10 hereof, their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. It is expressly understood and agreed that Lessor is entering into this Lease for the benefit of the Participants, who are third party beneficiaries of this Lease and each Lease Supplement.

         Section 13.9. Assignment by Lessor. Lessor shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person except as permitted or required by the Participation Agreement.

                                                                           Lease

         Section 13.10. Assignment by Lessees. No Lessee shall sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person, except as permitted or required by Section 5.2 hereof or the Participation Agreement.

         Section 13.11. JURY TRIAL. EACH LESSEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Section 13.12. Section Headings; Table of Contents. Section headings and the table of contents used in this Lease (including the schedule) are for convenience of reference only and shall not affect the construction of this Lease.

         Section 13.13. FINAL AGREEMENT. THIS LEASE, TOGETHER WITH THE OTHER OPERATIVE DOCUMENTS, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE LEASE AND THE OTHER OPERATIVE DOCUMENTS. THIS LEASE CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO IN ACCORDANCE WITH THE TERMS OF THE PARTICIPATION AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 13.14. Timeliness of Performance. The provisions of Articles VIII and XI pertaining to the delivery of notice and the performance of certain events on dates required by Articles VIII and XI are to be strictly adhered to by the parties hereto.

                  [remainder of page intentionally left blank]

                                                                           Lease

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the date first above written.

DREYER'S GRAND ICE CREAM, INC.,          EDY'S GRAND ICE CREAM,
as Lessee                                as Lessee

By___________________________            By____________________________
Name Printed:________________            Name Printed:_________________
Title:________________________           Title:_________________________

                                         BA LEASING & CAPITAL CORPORATION, not
                                         in its individual capacity, but solely
                                         as Agent under the Participation
                                         Agreement, as Lessor

                                         By____________________________
                                         Name Printed:_________________
                                         Title:________________________

                                         By____________________________
                                         Name Printed:_________________
                                         Title:________________________

                                                                           Lease

                               SCHEDULE I TO LEASE

                                    VEHICLES

                               EXHIBIT A TO LEASE

                                     FORM OF

                             LEASE SUPPLEMENT NO. __

COUNTERPART NO. ___ OF 5 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

         LEASE SUPPLEMENT dated March 29, 1996 (this "Lease Supplement") between ___________________________________, a [Delaware/California] corporation (the
"Lessee"), and BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement, as Lessor ("Lessor").

                              W I T N E S S E T H :

         WHEREAS, Lessees and Lessor have heretofore entered into that certain Master Lease Intended as Security dated as of March 29, 1996 (the "Lease"; capitalized terms used herein shall have the meanings specified in the Lease); and

         WHEREAS, the Lease provides for the execution and delivery of a Lease Supplement on the Delivery Date substantially in the form hereof for the purpose of confirming the acceptance and lease of certain Vehicles, specifying the Rent applicable to such Vehicles and setting forth certain other matters, all as required pursuant to the Lease;

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

         1. Delivery and Acceptance. Lessee hereby transfers to Lessor the interest contemplated by the Lease in the Vehicles listed on Schedule I hereto, for purposes of securing performance of Lessees' obligations under the Operative Documents. Lessor hereby confirms such transfer and leases to the Lessee, and Lessees hereby confirm acceptance of delivery and leases from Lessor, under the Lease as hereby supplemented, of the Vehicles listed on Schedule I hereto.

         2. Inspection and Approval. Lessee hereby acknowledges and confirms that it has inspected and approved the Vehicles set forth on Schedule I hereto for all purposes of the Lease and the other Operative Documents and, as between the Lessor and the Lessee, such Vehicles comply in all material respects with the specifications for such Vehicles, are in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, conditions, operation and fitness for use or in any other respect, whether or not discoverable by Lessee as of the date hereof. Lessee reaffirms, as to the Vehicles set forth in Schedule I, each of the waivers, acknowledgments and agreements of Lessee set forth in Section 4.1 of the Lease.

         3. Warranty. Lessee hereby represents and warrants that no event which would constitute a Casualty under the Lease has occurred with respect to the Vehicles set forth on Schedule I hereto as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth in Section 5.1 of the Participation Agreement as if made on the date hereof, including that the Vehicles set forth on Schedule I hereto are free and clear of all Liens other than Permitted Liens.

         4. Term and Supplement Balance. The term of this Lease Supplement shall commence on the date hereof and end on the Termination Date. The Supplement Balance as of each Payment Date, assuming the payment of all scheduled installments of Fixed Rent hereunder through such Payment Date, are set forth, respectively, in the appropriate portions of Schedule II hereto.

         5. Rent. On each Payment Date during the Lease Term, Lessees shall pay to Lessor the amount of the Fixed Rent set forth on Schedule II hereto and the applicable amount of Variable Rent.

         6. Confirmation. Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to Lessor for each Vehicle leased hereunder. Nothing herein shall reduce Lessee's obligation to make all other payments required under the Lease, including those payments to be made on the last day of the Lease Term pursuant to Article XI of the Lease.

         7. Incorporation into Lease. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Vehicles described on Schedule I hereto.

         8. References. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Master Lease Intended as Security, dated as of March 29, 1996", or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         9. Counterparts. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         10. Governing Law. This Lease Supplement shall be governed by and construed in accordance with the laws and decisions of the State of California without regard to principles of conflicts of laws.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.

                                            BA LEASING & CAPITAL CORPORATION,
                                            not in its individual capacity, but
                                            solely as Agent under the
                                            Participation Agreement, as Lessor

                                            By____________________________
                                            Name Printed:_________________
                                            Title:________________________

                                            By____________________________
                                            Name Printed:_________________
                                            Title:________________________

                                            DREYER'S GRAND ICE CREAM, INC.,

                                            as Lessee

                                            By___________________________
                                            Name Printed:________________
                                            Title:_______________________

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.

                                            BA LEASING & CAPITAL CORPORATION,
                                            not in its individual capacity, but
                                            solely as Agent under the
                                            Participation Agreement, as Lessor

                                            By____________________________
                                            Name Printed:_________________
                                            Title:________________________

                                            By____________________________
                                            Name Printed:_________________
                                            Title:________________________

                                            EDY'S GRAND ICE CREAM,

                                            as Lessee

                                            By___________________________
                                            Name Printed:________________
                                            Title:_______________________

                                   SCHEDULE I

                           TO LEASE SUPPLEMENT NO. __

Vehicles Subject to this Lease Supplement                 Equipment Cost
- -----------------------------------------                 --------------

                                   SCHEDULE II
                           TO LEASE SUPPLEMENT NO. __

Delivery Date:                                           ______

Aggregate Equipment Cost:                               $______

         Fixed Rent Payments & Supplement Balance:

               Payment                    Fixed
                Date                  Rent Payment           Supplement Balance
                ----                  ------------           ------------------




               Totals:
               ======                    ======

                                    EXHIBIT B
                                       TO
                             PARTICIPATION AGREEMENT

                                     FORM OF
                              DELIVERY DATE NOTICE

                                     (Date)

TO: BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement, as Lessor ("Lessor"), under that certain Participation Agreement, dated as of March 29, 1996, among the Lessees identified therein, Lessor and the several Participants identified therein (all capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Participation Agreement, unless the context otherwise requires).

FROM:             Lessees

REGARDING:        Delivery Date Closing

         1. The Delivery Date Closing is scheduled for____________, 1996 at the offices of Mayer, Brown & Platt, 350 South Grand Avenue, 25th Floor, Los Angeles, CA 90071, commencing at 9:00 a.m.

         2.       The Vehicles to be financed on such date are identified on
Schedule I hereto, and the description of the Vehicles set forth on Schedule I hereto complies with the requirements of Section 3.1 of the Participation Agreement.

         3. The aggregate Equipment Cost for the Vehicles to be acquired is $____________, to be funded by each Lessor ratably in accordance with its Commitment. The Equipment Cost for each Vehicle is listed on Schedule I hereto.

         4. Lessees hereby represent and warrant that as of the Delivery Date each Vehicle identified on Schedule I, such Vehicle will at all times either be (a) used in interstate commerce, titled in a State with respect to which Lessor and the Participants have received an opinion in the form of Exhibit C to the Participation Agreement and registered in a State which is a party to the International Registration Plan or (b) used in intrastate commerce, registered in the State in which it is so used and titled in a State with respect to which Lessor and the Participants have received an opinion in the form of Exhibit C to the Participation Agreement.

         The Equipment Cost shall be sent by wire transfer to Lessees at the following account:

                          [Lessees' Wire Instructions].

                                          ____________________________________



                                          DREYER'S GRAND ICE CREAM, INC.,
                                          on behalf of each of the Lessees


                                          By:_________________________________
                                          Name Printed:_______________________
                                          Title:______________________________

                                   Schedule I
                                       to
                              Delivery Date Notice

                                  Vehicles List

Lessee     Make    Model      Serial #     Equipment Cost         Jurisdiction1
===============================================================================




- ----------------------------
(1)Please provide respective States of titling and registration for each Vehicle.

                                    EXHIBIT C
                                       TO
                             PARTICIPATION AGREEMENT

                             _____________ __, 1996

Address to Lessor
 and each Participant

                  Re: Dreyer's Grand Ice Cream, Inc. and Edy's Grand Ice Cream Master Lease Intended as Security.

Gentlemen:

         We are special counsel to Dreyer's Grand Ice Cream, Inc., a Delaware corporation, and Edy's Grand Ice Cream, a California corporation (each a "Dreyer's Party" and collectively the "Dreyer's Parties"). We have examined and are familiar with originals of or copies identified to our satisfaction of the Participation Agreement, dated as of March 29, 1996 (the "Participation Agreement"), among the Dreyer's Parties and Dreyer's Business Trust No. 1996-A (acting through BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement), as Lessor ("Lessor"), each of the other Operative Documents, and such other documents and proceedings as we have considered necessary for the purpose of rendering this opinion. In addition, we have examined and are familiar with such other legal and factual matters as we have deemed necessary for the purpose of rendering this opinion. Capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings specified in Schedule X to the Participation Agreement. This opinion is being furnished to you at the request of the Dreyer's Parties pursuant to
Section 3.10 of the Participation Agreement.

         In rendering this opinion we have assumed: (a) the genuineness of the signatures on all documents and instruments (other than the signatures of officers of the Dreyer's Parties on the Operative Documents to which any of them is a party), the authenticity of all documents submitted as originals, and the conformity to originals of all documents submitted as photostatic or certified copies; and (b) that the

__________________
__________ __, 1996
Page 2

Operative Documents constitute the legal, valid and binding obligations of the respective parties thereto, if any, other than the Dreyer's Parties.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. Each Dreyer's Party is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, and each Dreyer's Party is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each State where any Vehicle is to be titled or registered and in each additional jurisdiction where, because of the nature of its activities or properties, such qualification or licensing is required, except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect, or prevent the enforcement of contracts to which such Dreyer's Party is a party.

         2. Each Dreyer's Party has all requisite corporate power and authority to execute, deliver, and perform its obligations under each Operative Document to which it is a party.

         3. The execution and delivery by each Dreyer's Party of the Operative Documents to which it is a party and the performance by each Dreyer's Party of its obligations under such Operative Documents have been duly authorized by all necessary corporate action (including any necessary stockholder action) on its part, and do not and will not (i) violate any provision of any law, rule or regulation presently in effect having applicability to any Dreyer's Party, or of any order, writ, judgment, decree, determination or award (which violation would have, individually or in the aggregate, a Material Adverse Effect) presently in effect having applicability to any Dreyer's Party or of the charter or by-laws of any Dreyer's Party or (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or result in a breach of or constitute a default under any other agreement or instrument to which any Dreyer's Party is a party or by which any Dreyer's Party or its properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by any Dreyer's Party (other than Permitted Liens) and neither of the Dreyer's Parties is in default under or in violation of its charter or by-laws.

__________________
__________ __, 1996
Page 3

         4. Each Operative Document to which each Dreyer's Party is a party has been duly executed and delivered by each Dreyer's Party and constitutes the legal, valid and binding obligation of each Dreyer's Party, enforceable against each Dreyer's Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5. There is no litigation (including, without limitation, derivative actions), arbitration or governmental proceedings pending or, to our knowledge, threatened against any Dreyer's Party which may result in a Material Adverse Effect.

         6. No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Authority is or will be required in connection with the execution and delivery by each Dreyer's Party of the Operative Documents to which it is a party, or the performance by each Dreyer's Party of its obligations under such Operative Documents or the ownership, operation and maintenance of the Vehicles as contemplated by the Operative Documents.

         7. Neither of the Dreyer's Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Use of the Proceeds from the transaction contemplated by the Participation Agreement, if used by the Dreyer's Parties in accordance with the terms of the Operative Documents, will not result in a violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         8. Neither of the Dreyer's Parties is subject to regulation as "holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         9. The Operative Documents create valid security interests under the UCC in favor of Lessor, as security for payment of each Dreyer's Party's obligations under the Operative Documents, in all of each Dreyer's Party's right, title and interest in and to the Collateral.

__________________
__________ __, 1996
Page 4

         10. Assuming for purposes of this paragraph that the Lease constitutes a lease intended as security, the applicable laws and regulations of each State where any Vehicle is to be titled or registered (collectively, the "Titling States") permit, or do not prohibit, (i) the interest of Lessee of such Vehicle to be reflected as that of the "owner" of such Vehicle on the Certificate of Title relating thereto and (ii) the interest of Lessor to be reflected as that of "lienholder" on such Certificate of Title.

         11. The security interest of Lessor in a Vehicle shall be perfected in the State of ____________ [specify particular Titling State] at such time as there shall have been delivered to ___________ [specify appropriate entity (e.g., the Secretary of State, Department of Motor Vehicles, Department of Transportation, etc.)] (i) the existing certificate of title, if any, to the Vehicle, (ii) a completed and executed application for a certificate of title in substantially the form attached to the Certificate and marked Exhibit __, showing the applicable Dreyer's Party as owner thereof, and the security interest of Lessor, and (iii) all requisite fees[, provided, however, that if such delivery is completed within __ days after the creation of the security interest, such security interest will be perfected at the time of its creation].2

         12. Each UCC financing statement is in proper form for filing, and upon the filing of such financing statements with the offices listed on Schedule A hereto, the security interest of Lessor, in all of the Collateral will be perfected to the extent that a security interest in such Collateral may be perfected by so filing. No other filing, recordation or registration is necessary in order to perfect Lessor's security interest in such Collateral.

- -------------------------
(2) This paragraph 12 may be modified as necessary to conform with the perfection requirements of each particular Titling State; provided, however, that in each instance such paragraph must address any applicable timing requirements for the lien application.

__________________
__________ __, 1996
Page 5

         We are licensed to practice law only in the State(s) of ___________, and, with respect to paragraphs 10, 11 and 12, our opinion as to the laws of the State[s] of __________________ is based solely upon our review of _____________3.

         This opinion is solely for the benefit of you and your counsel and may not be relied upon by, and copies may not be delivered to, any other person without our prior approval.

                                                     Very truly yours,




- ----------------------
(3)Identify the UCC and all statutes, rules, regulations and orders of each of the Titling States which have been reviewed.

                                    EXHIBIT D
                                       TO
                             PARTICIPATION AGREEMENT



                              OFFICER'S CERTIFICATE
                                       OF
                                    [LESSEE]

         THE UNDERSIGNED [NAME] , [OFFICE] of ______________________ (the "Company"), pursuant to that certain Participation Agreement dated as of March 29, 1996, among the Lessees identified therein, BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement, as Lessor ("Lessor"), and the several Participants listed therein (the "Participation Agreement"), does hereby certify as follows (capitalized terms used herein shall have the meanings ascribed thereto in the Participation Agreement):

         1. No proceeding for merger, consolidation, liquidation, reorganization or dissolution of the Company or the sale of all or substantially all of its assets is pending or contemplated.

         2. Attached hereto are true and correct copies of all resolutions adopted by the Board of Directors of the Company relating to the Participation Agreement and the other Operative Documents, which resolutions have not been amended or rescinded and are in full force and effect on the date hereof.

         3. The representations and warranties contained in the Participation Agreement are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof; the Company and its Subsidiaries have performed all agreements on their part required to be performed under the Participation Agreement and the other Operative Documents on or prior to the date hereof; and there exists on the date hereof no Incipient Default or Event of Default.

         4. The following persons are on the date hereof duly qualified and acting officers of the Company, duly elected or appointed to the offices set forth beside their respective names and signatures, and each such person who, as an officer of the Company, signed the Participation Agreement, any of the other Operative Documents or any other document delivered prior hereto or on the date hereof in connection with such agreements and documents and the transactions contemplated therein was, at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures:

         NAME                        OFFICE                      SIGNATURE
- ----------------------       ----------------------        ---------------------

- ----------------------       ----------------------        ---------------------

- ----------------------       ----------------------        ---------------------

- ----------------------       ----------------------        ---------------------

        IN WITNESS WHEREOF, I have signed my name this day of ________________, 1996.

                                  By: ___________________
                                           Name:
                                           Title:

                  I,__________________, ___________________of the Company,
hereby certify that____ is on the date hereof the duly elected, qualified and acting __________ of the Company, and that the signature set forth above is his/her true and correct signature.

Dated: _____________   , 1996.

                                       By:____________________
                                             Name:
                                             Title:

                                    EXHIBIT E
                                       TO
                             PARTICIPATION AGREEMENT

                                     FORM OF
                                    GUARANTEE

                  --------------------------------------------
                  --------------------------------------------

                                    GUARANTEE

                           dated as of March 29, 1996


                                       of


                         DREYER'S GRAND ICE CREAM, INC.


                                   in favor of


                        BA LEASING & CAPITAL CORPORATION,
                 not individually, but solely in its capacity as
                  Agent for the Participants from time to time
                  under the Participation Agreement, as Lessor


                  --------------------------------------------
                  --------------------------------------------

                                    GUARANTEE

         This GUARANTEE (the "Guarantee"), dated as of March 29, 1996, of DREYER'S GRAND ICE CREAM, INC., a Delaware corporation (the "Guarantor"), is made in favor of the Beneficiaries identified below and delivered to BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement, as Lessor (the "Lessor") pursuant to that certain Participation Agreement, dated as of March 29, 1996, among the Lessees identified therein, Lessor and the several Participants identified therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Participation Agreement, unless the context otherwise requires.

         WHEREAS, on the date hereof, Guarantor is the direct beneficial owner of all the issued and outstanding capital stock of each other Lessee (each, a "Subsidiary Lessee" and collectively the "Subsidiary Lessees";

         AND WHEREAS, pursuant to the Lease and the Participation Agreement, Lessor has agreed to finance the Vehicles pursuant to the Lease;

         AND WHEREAS, Lessor and the Participants are unwilling to enter into the transactions contemplated by the Participation Agreement, and Lessor is unwilling to accept the appointment set forth in the Participation Agreement unless Guarantor executes this Guarantee and as an inducement to Lessor and the Participants, Guarantor is entering into this Guarantee and the guarantee provided for herein;

         AND WHEREAS, it is in the best interest of Guarantor to execute this Guarantee inasmuch as Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Participation Agreement.

         NOW, THEREFORE, Guarantor covenants and agrees as follows:

         SECTION 1 Guarantee. Guarantor, as primary obligor and not as surety, hereby unconditionally and irrevocably guarantees to Lessor (both individually and in its capacity as Lessor), the Participants and each other Indemnitee and their respective successors and assigns (individually, a "Beneficiary" and, collectively, the "Beneficiaries") as their respective interests may appear: (a) the due, punctual and full payment by Subsidiary Lessees of all amounts (including, without limitation, amounts payable as damages in case of default) to be paid by Subsidiary Lessees pursuant to the Lease, the Participation Agreement, and/or any other Operative Document to which any Lessee is or is to be a party whether such obligations now exist or arise hereafter, as and when the same shall become due and payable in accordance with the terms thereof; and (b) the due, prompt and faithful performance of, and compliance with, all other obligations, covenants, terms, conditions and undertakings of Subsidiary Lessees contained in the Participation Agreement, the Lease or any other Operative Documents to which any of them is or is to be a party in accordance with the terms thereof (such obligations referred to in clauses (a) and (b) above being hereinafter called the "Obligations"). Guarantor further agrees to pay any and all costs and expenses (including reasonable fees and disbursements of counsel) that may be paid or incurred by any Beneficiary in collecting any Obligations and/or in preserving or enforcing any rights under this Guarantee or under the Obligations.

         The Guarantee is a guaranty of payment, performance and compliance and not of collectability, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by any Subsidiary Lessee or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against Guarantor without regard to the validity or enforceability of the Lease, the Participation Agreement or any other Operative Document.

         If for any reason whatsoever Subsidiary Lessees shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any such obligation, covenant, term, condition or undertaking, Guarantor will immediately pay or cause to be paid such amounts to the Person or Persons entitled to receive the same (according to their respective interests) under the terms of the Operative Documents, as appropriate, or perform or comply with any such obligation, covenant, term, condition or undertaking or cause the same to be performed or complied with, together with interest on any amount due and owing from the date the same shall have become due and payable to the date of payment.

         SECTION 2 Guarantor's Obligations Unconditional. The covenants and agreements of Guarantor set forth in this Guarantee shall be primary obligations of Guarantor, and such obligations shall be continuing, absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with its obligations hereunder), whether based upon any claim that any Lessee, Guarantor, or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or any Lessee shall have any knowledge or notice thereof) including, without limitation:

         (a) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Obligations or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Vehicles, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Obligations; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral; or the release or surrender of possession by any Beneficiary of any collateral (including without limitation any Certificate of Title);

         (b) any failure, omission or delay on the part of Lessees or any Beneficiary to conform or comply with any term of any instrument or agreement referred to in clause (a) above;

         (c) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in clause (a) above or any obligation or liability of Lessees or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

         (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Lessee, any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

         (e) any limitation on the liability or obligations of any Person under the Lease or any other Operative Document, the Obligations, any collateral security for the Obligations or any other guaranty of the Obligations or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing, or any other agreement, instrument, guaranty or security referred to in clause (a) above or any term of any thereof;

         (f) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Vehicles by Lessees or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee or any other Person;

         (g) any merger or consolidation of any Lessee or Guarantor into or with any other Person or any sale, lease or transfer of any of the assets of any Lessee or Guarantor to any other Person;

         (h) any change in the ownership of any shares of capital stock of any Lessee, or any corporate change in any Lessee; or

         (i) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

         The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Participation Agreement or any other agreements limiting the liability of any Beneficiary or any other Person, or any agreement by any Lessor to look for payment with respect thereto, solely to the Collateral.

         SECTION 3 Waiver and Agreement. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Beneficiary upon this Guarantee or acceptance of this Guarantee, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee. Guarantor unconditionally waives, to the extent permitted by law: (a) acceptance of this Guarantee and proof of reliance by any Beneficiary hereon;
(b) notice of any of the matters referred to in Section 2 hereof, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including without limitation, any demand, presentment, protest, proof or notice of nonpayment under the Participation Agreement, the Lease or any other Operative Document, and notice of default or any failure on the part of any Lessee to perform and comply with any covenant, agreement, term or condition of the Participation Agreement, the Lease or any other Operative Document; (d) any right to the enforcement, assertion or exercise against any Lessee of any right, power, privilege or remedy conferred in the Participation Agreement, the Lease or any other Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under the Participation Agreement, the Lease or any other Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in the Participation Agreement, the Lease any other Operative Document or the Collateral; (h) any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2822, 2825, 2845, 2846, 2847, 2848, 2849, 2850, 2899 and 3433 and
California Code of Civil Procedure Sections 580a, 580b, 580d and 726; and (i) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

         Guarantor agrees that this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Lessees is rescinded or must be otherwise restored by any of the Beneficiaries, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

         Guarantor further agrees that, without limiting the generality of this Guarantee, if an Event of Default shall have occurred and be continuing and Lessor is prevented by applicable law from exercising its remedies under the Lease, Lessor shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due from Lessees had such remedies been exercised.

         SECTION 4 Waiver of Subrogation. Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against any Subsidiary Lessee that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guarantee or any other Operative Agreement, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Beneficiaries against any Subsidiary Lessee or any Collateral which Lessor now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from any Subsidiary Lessee, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Obligations shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Lessor to be credited and applied pursuant to the terms of the Participation Agreement and the Lease. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Participation Agreement and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits. Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by Lessor, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Guarantor or the right of Guarantor to proceed against any Person for reimbursement or both.

         SECTION 5 Rights of the Beneficiaries. This Guarantee is made for the benefit of, and shall be enforceable by, each Beneficiary as its interest may appear.

         SECTION 6 Term of Guarantee. This Guarantee and all guaranties, covenants and agreements of Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all the Obligations shall be indefeasibly paid in full in cash and all the agreements of Guarantor and each other Lessee hereunder and under the Lease, the Participation Agreement and the other Operative Documents shall have been duly performed. If, as a result of any bankruptcy, dissolution, reorganization, insolvency, arrangement or liquidation proceedings (or proceedings similar in purpose or effect) or if for any other reason, any payment received by any Beneficiary in respect of the Obligations is rescinded or must be returned by such Beneficiary, this Guarantee shall continue to be effective as if such payment had not been made and, in any event, as provided in the preceding sentence.

         SECTION 7 Notices, Amendments, etc. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section
11.4 of the Participation Agreement. No provision of this Guarantee may be amended, modified, supplemented or waived except as provided in Section 9.1 of the Participation Agreement.

         SECTION 8 Severability of this Guarantee. In case any provisions of this Guarantee or any application thereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions and statements and any other application thereof shall not in any way be affected or impaired thereby. To the extent permitted by law, Guarantor hereby waives any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

         SECTION 9 Further Assurances. Guarantor hereby agrees to execute and deliver all such instruments and take all such action as Lessor or any other Beneficiary may from time to time reasonably request in order to fully effectuate the purposes of this Guarantee.

         SECTION 10 Miscellaneous. THIS GUARANTEE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE. This Guarantee shall be binding upon Guarantor and its successors, transferees and assigns and inure to the benefit of and be enforceable by the respective successors, transferees, and assigns of the Beneficiaries, provided, however, that Guarantor may not assign any of its obligations hereunder without the prior written consent of Lessor and each Participant. The table of contents and headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof. This Guarantee may be executed in any number of counterparts and by different parties hereto on separate counterparts, each executed counterpart constituting an original, but all of which together shall constitute one agreement.

         IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed as of the date first above written.

                         DREYER'S GRAND ICE CREAM, INC.

                         By:____________________
                         Name Printed:_____________
                         Title:_________________

                                    EXHIBIT F
                                       TO
                             PARTICIPATION AGREEMENT


                            FORM OF INVESTORS LETTER

______________________
______________________
______________________


BA Leasing & Capital Corporation,
not individually, but solely in its
capacity as Agent
for the Participants from time to
time under the Participation Agreement,
as Lessor

Ladies and Gentlemen:

         Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in that certain Participation Agreement (the "Participation Agreement"), dated as of March 29, 1996 among the Lessees identified therein, BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement, as Lessor, and the several Participants identified therein, unless the context otherwise requires. The undersigned has agreed to purchase the interest of _____________ as a Participants under the Participation Agreement and the other Operative Documents (as defined therein), representing a Commitment of (amount) Dollars $(_________) (the "Interest"), and desires that Lessor authenticate and deliver to the undersigned and to each Lessor a new
Schedule I to the Participation Agreement evidencing the Commitment of the undersigned pursuant to Section 11.8 of the Participation Agreement. The undersigned hereby represents and warrants as of the date hereof to the addressees hereof as follows:

                  (a) The undersigned is not (i) an "employee benefit plan" (or related trust) as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA,

         (ii) a "plan" (or related trust) as defined in Section 4975(e)(1) of the Code, or (iii) an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such employee benefit plan or plan, and the acquisition of the undersigned of the Interest will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code;

                  (b) The Interest is being acquired by the undersigned for investment and not with a view to the resale or distribution of such Interest or any part thereof, but without prejudice, however, to the right of the undersigned at all times to sell or otherwise dispose of all or any part of such Interest under a registration available under the Securities Act of 1933, as amended, or under an exemption from such registration available under such Act, it being understood that (subject to Section 11.8 of the Participation Agreement) the disposition by the undersigned of the Interest to be purchased by the undersigned shall, at all times, remain entirely within its control;

                  (c) neither the undersigned nor any Person authorized to act on its behalf has directly or indirectly offered to sell any interests in the Collateral, the Interest or any security similar thereto, to, or otherwise approved or negotiated with respect thereto with, anyone other than the Participant, and neither it nor any Person authorized to act on its behalf will so offer or sell in violation of
         Section 5 of the Securities Act of 1933, as amended, or securities or blue sky law of any applicable jurisdiction; and

                  (d) the undersigned agrees to treat its Interest for federal, state and local income and franchise tax purposes as indebtedness of Lessee[s].

         The undersigned understands that the Interest has not been and will not be registered or qualified under the Securities Act of 1933, as amended, or any securities or "blue sky" laws of any jurisdiction and that no participant has an obligation to effect such registration or otherwise assist in the disposition of the Interest.

                                                Very truly yours,

                                                _______________________________


                                                By:____________________________
                                                Name Printed:__________________
                                                Title:_________________________


                                       F-2